Exhibit 10.1

9/99

STANDARD FORM OF LOFT LEASE
The Real Estate Board of New York, Inc.

          Agreement of Lease, made as of this 30th day of June in the year 2011, between Heartland Boys II L.P., a New York limited partnership, with an office at 1 Executive Drive, Edgewood, New York 117.

          party of the first part, hereinafter referred to as OWNER, and/or Landlord and CPI Aerostructures Inc., a corporation duly organized and existing under the law of New York, with its principal office at 91 Heartland Blvd., Edgewood, New York 11717                                                          party of the second part, hereinafter referred to as TENANT,

          Witnesseth:          Owner hereby leases to Tenant and Tenant hereby hires from Owner the premises known as 91 Heartland Blvd., Edgewood, New York 11717 (as more particularly described in exhibit “A” attached hereto)

          for the term of approximately eleven (11) years (or until such term shall sooner cease and expire as hereinafter, provided) to commence on the date of this Lease, and to end on April 30, 2022 both dates inclusive, at an annual rental rate as more particularly set forth in paragraph 41 of the rider attached hereto and made part hereof which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first                      monthly installment(s) on the execution hereof (unless this lease be a renewal).
          In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder, and the same shall be payable to Owner as additional rent.
          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent:                     1. Tenant shall pay the rent as above and as hereinafter provided.
            Occupancy:          2. Tenant shall use and occupy the demised premises for assembly of airplane parts and office and warehousing associated therewith (continued at rider paragraph 51 (A))

Alterations:          3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. not to be unreasonably withheld, conditioned, or delayed for non-structural items. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first reasonably approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days after notice thereof is given to Tenant, at Tenant’s expense, by payment or filing a bond as permitted by law. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be reasonably required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at me election of Owner, either be retained as Owner’s properly or removed from the demised premises by Owner, at Tenant’s expense. Provided that Tenant shall not have any obligation to remove any such installation or restore the demised premises in connection with any installation or alteration approved by Landlord, unless as may be required under Paragraph 49.

Repairs:          4. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities, the windows and window frames, and the fixtures and appurtenances therein, and at Tenant’s sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by, or resulting from, the carelessness, omission, neglect or improper conduct of Tenant, Tenant’s servants, employees, invitees, or licensees, and whether or not arising from Tenant’s conduct or omission, when required by other provisions of this lease, including Article:6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Except as specifically provided elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:          5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:          6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including the use permitted under the lease). Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “makeup” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:          7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:          8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Eminent Domain:          10. If the whole of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:          11. Tenant, for itself, its heirs, distributees,  executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:           12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:          13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon prior notice (which may be by telephone) and accompanied by a representative of Tenant, except in the event of an emergency. Tenant shall have a representative available during normal business hours. To examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the demised premises, and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Owner shall use reasonable efforts to minimize interference with Tenant’s business in the exercise of Owner’s rights under the preceding sentence. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants, and may, during said six (6) months period, place upon the demised premises the usual notices “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligation hereunder.

 Rider to be added if necessary.

Vault, Vault Space, Area:          14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

Occupancy:          15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for, and shall procure and maintain, such license or permit.

Bankruptcy:          16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor (and which, in the case of an involuntary case in bankruptcy, is not dismissed within sixty [60] days after the commencement thereof). or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised, but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
                                    (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:          17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted, or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant fails to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.
                      (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall be in default in the payment of the rent reserved herein or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:          18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising, and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:          19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of the applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:          20. Owner shall have the right, at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of any controls of the manner of access to the building by Tenant’s social or business visitors, as Owner may deem necessary, for the security of the building and its occupants.

No Representations by Owner:          21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected, the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises or the building, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is” on the date possession is tendered, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises, and the building of which the same form a part, were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:          22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:          23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:         24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant, or receipt by Owner, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent, or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:          26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim, of whatever nature or description, in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:         27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repairs, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from doing so by reason of strike or labor troubles, or any cause whatsoever beyond Owner’s sole control including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:           28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given, or at such other address as Owner shall designate by written notice.

Water Charges:          29. Throughout the duration of Tenant’s occupancy, Tenant shall keep the water meter and installation equipment in good working order and repair at Tenant’s own cost and expense. In the event Tenant fails to maintain the meter and installation equipment in good working order and repair (of which fact Owner shall be the sole judge) Owner may cause such meter and equipment to be replaced or repaired, and collect the cost thereof from Tenant as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and in the event Tenant defaults in the making of such payment, Owner may pay such charges and collect the same from Tenant as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent or levy which now or hereafter is assessed, imposed or a lien upon the demised premises, or the realty of which they are a part, pursuant to any law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, the water system or sewage or sewage connection or system. Independently of, and in addition to, any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant, or paid by Owner, for any of the reasons or purposes hereinabove set forth.

Sprinklers:          30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system, or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by said Exchange or any other body making fire insurance rates, or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature.

 Space to be filled in or deleted.

Security:           32. In accordance with paragraph 70 of the rider, Tenant shall deposit with Owner the sum of $ 100,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend, or may be required to expend, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease, and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:          33. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:          34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term “business days” as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays, and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:          35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation; a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:          36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:          37. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Tenant shall insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of Owner.

Estoppel Certificate:          38. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and stating such other matters as may reasonably be requested. Landlord shall furnish a similar Certificate to Tenant upon request.

Successors and Assigns:          40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

 Space to be filled in or deleted.

A rider consisting of 41 pages is attached hereto and made parthereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

OWNER/LANDLORD
Witness for Owner:		Heartland Boys II L.P.
	By:	Heartland G.P., Inc.

	By:		[L.S]
Gerald Wolkoff, President
Witness for Tenant		TENANT: CPI Aerostructures Inc.
By:
Vincent Palazzolo Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF NEW YORK,
                                                            SS.:
COUNTY OF

          On the_____________day of___________________in the year_______, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE IN ACCORDANCE
WITH ARTICLE 36.

          1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

          2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by Tenant, its clerks, agents, employees or visitors.

          3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises, any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

          4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

          5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

          6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

          8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours, and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building, and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, of which these Rules and Regulations are a part.

          9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootolacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

          10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

          11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

          12. Tenant shall not bring, or permit to be brought or kept, in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

          13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises.

          14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

TO

STANDARD FORM OF

The Real Estate Board of New York, Inc.
© Copyright 1999. All rights Reserved. Reproduction in whole or in part prohibited.

Dated	in the year

Rent Per Year

Rent Per Month

Term
From
To

Drawn by
Checked by
Entered by
Approved by

          RIDER ANNEXED TO AND MADE PART OF THE LEASE, (“Lease”), dated the 30th day of June, 2011, between HEARTLAND BOYS II L.P., as Landlord/Owner, and CPI AEROSTRUCTURES, INC., as Tenant.

41.		Rent:

A.
During the full term of this Lease Tenant covenants to and shall pay Landlord annual base rent (“Base Rent”) at the annual base rates as set forth below, in equal monthly installments in advance on the first day of each month during said term, without any demand therefor and without any setoff or deduction whatsoever, as follows:

	(i)		For any period prior to July 1, 2011 Tenant shall be responsible and pay for all costs and expenses of the Premises (including, without limitation, it being expressly understood and agreed that Tenant shall pay all utilities for the premises) except no Base Rent shall be due under this Lease for any period prior to July 1, 2011.

	(ii)		For the period July 1, 2011 through December 31, 2011, base rent shall be ninety thousand one hundred and 00/100 ($90,100.00) Dollars monthly.

	(iii)		For the period January 1, 2012 through December 31, 2012, Base Rent shall be one million five hundred seventeen thousand six hundred forty-nine and 50/100 ($1,517,649.50) Dollars, payable one hundred twenty-six thousand four hundred seventy and 79/100 ($126,470.79) Dollars monthly.

	(iv)		For the period January 1, 2013 through December 31, 2013, Base Rent shall be one million five hundred fifty-four thousand eighty and 46/100 ($1,554,080.46) Dollars, payable one hundred twenty-nine thousand five hundred six and 71/100 ($129,506.71) Dollars monthly.

	(v)		For the period January 1, 2014 through December 31, 2014, Base Rent shall be one million five hundred ninety-one thousand six hundred four and 35/100 ($1,591,604.35) Dollars, payable one hundred thirty-two thousand six hundred thirty-three and 70/100 ($132,633.70) Dollars monthly.

	(vi)		For the period January 1, 2015 through December 31, 2015, Base Rent shall be one million five hundred sixty-two thousand six hundred eighty-four and 64/100 ($1,562,684.64) Dollars, payable one hundred thirty thousand two hundred twenty-three and 72/100 ($130,223.72) Dollars monthly.

	(vii)		For the period January 1, 2016 through December 31, 2016, Base Rent shall be one million six hundred thousand four hundred sixty-six and 65/100 ($1,600,466.65) Dollars, payable one hundred thirty-three thousand three hundred seventy-two and 22/100 ($133,372.22) Dollars monthly.

(viii)	For the period January 1, 2017 through December 31, 2017, Base Rent shall be one million six hundred thirty-nine thousand three hundred eighty-two and 13/100 ($1,639,382.13) Dollars, payable one hundred thirty-six thousand six hundred fifteen and 18/100 ($136,615.18) Dollars monthly.

(ix)	For the period January 1, 2018 through December 31, 2018, Base Rent shall be one million six hundred seventy-nine thousand four hundred sixty-five and 07/100 ($1,679,465.07) Dollars, payable one hundred thirty-nine thousand nine hundred fifty-five and 42/100 ($139,955.42) Dollars monthly.

(x)	For the period January 1, 2019 through December 31, 2019, Base Rent shall be one million seven hundred twenty thousand seven hundred fifty and 49/100 ($1,720,750.49) Dollars, payable one hundred forty-three thousand three hundred ninety-five and 87/100 ($143,395.87) Dollars monthly.

(xi)	For the period January 1, 2020 through December 31, 2020 Base Rent shall be one million seven hundred sixty-three thousand two hundred seventy-four and 48/100 ($1,763,274.48) Dollars, payable one hundred forty-six thousand nine hundred thirty-nine and 54/100 ($146,939.54) Dollars monthly.

(xii)	For the period January 1, 2021 through December 31, 2021, Base Rent shall be one million eight hundred seven thousand seventy-four and 19/100 ($1,807,074.19) Dollars, payable one hundred fifty thousand five hundred eighty-nine and 52/100 ($150,589.52) Dollars monthly.

(xiii)	For the period January 1, 2022 through April 30, 2022, base rent shall be one hundred fifty thousand five hundred eighty-nine and 52/100 ($150,589.52) Dollars monthly.

B.
Tenant, without any requirement of prior notice to Tenant, agrees to pay a late payment and administrative charge of five (5%) percent of the total monthly rental due, including any and all additions to Base Rent, if the Base Rent is not paid when due and such nonpayment continues beyond the tenth (10th) day of the month. Such late payment and administrative charge shall be due as additional rent, shall be in addition to all of Landlord’s other rights and remedies hereunder in the event of Tenant’s default, and shall be payable with the rent to which it pertains. Tenant further agrees that the late payment and administrative charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late payment and administrative charge assessed pursuant to this Lease is not interest, and the late payment and administrative charge does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Acceptance of such late payment and administrative charge by Landlord shall in no event in the future constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising in the future any of the other rights and remedies granted hereunder. Furthermore, in the event any check delivered to Landlord in payment of any amount due under this Lease is returned uncollected, for non-sufficient funds, or for any like reason, in addition to any and all remedies available to Landlord, Tenant agrees to pay Landlord, as additional rent, the sum of $20.00 to compensate Landlord for the additional administrative cost and expense incurred by Landlord by reason of such check. In the event Tenant shall be served with a demand for the payment of any past due amount under this Lease, any payments tendered thereafter to cure any default by Tenant shall be made only by cashier’s or certified check.

C.
It is fully understood and Landlord and Tenant agree that this is a “net, net, net lease”, and Tenant is to be fully responsible, liable and is to pay for all taxes, fees, expenses, assessments, insurance, repairs, both interior and exterior, ordinary or extraordinary, foreseen and unforeseen and any other charges for the Premises, except to the extent otherwise set forth in this Lease and Landlord shall be indemnified and saved harmless by Tenant from and against all costs and expenses arising from nonpayment of or noncompliance with the same.

42.	Real Estate Taxes:

A.
In addition to Tenant’s obligation to pay Base Rent, during each and every year during the term of this Lease, and for so long as Tenant’s occupancy of the premises continues, Tenant agrees to pay and shall pay, as additional rent, any and all increases in Real Estate Taxes (as defined below), and assessments imposed on 91. Heartland Boulevard above those for the Base Tax Year (as hereinafter defined). Any increase(s) in Real Estate Taxes due to an increase in the assessed valuation of the land or building caused by Tenant’s use and occupation of the premises shall be borne entirely by Tenant.

Tenant shall be responsible for payment of increases in Real Estate Taxes, as additional rent hereunder, on a semiannual basis, thirty (30) days prior to the date Landlord is required to make said payments to the taxing authority, without penalty.

If Landlord decides at any time and from time to time during the term, at its sole option, Tenant shall make monthly Real Estate Tax payments, along with the monthly Base Rent due, in accordance with the procedure as set forth in paragraph 45. The parties agree their intent is that Tenant shall have made Real Estate Tax payments to Landlord, in full, prior to the date said Real Estate Tax payments are due to the taxing authority.

Tenant shall also be responsible for payment of all Real Estate Taxes levied during the term of this Lease even if the Real Estate Taxes are billed after the termination date of this Lease. Tenant’s obligations hereunder shall survive the termination of this Lease. Partial Lease Years shall be prorated.

Landlord shall be entitled to all remedies available for nonpayment of Base Rent in the event Tenant fails to make any payment(s) as in this paragraph 42 provided. In addition to all remedies available to Landlord, in the event Tenant fails to timely make any Real Estate Tax payment(s), Landlord shall be entitled to a late payment and administrative charge of five (5%) percent on said sum due but not timely paid. The late payment and administrative charge shall be payable as additional rent along with the additional rent to which it pertains.

B.
“Real Estate Taxes” shall mean the sum of all taxes, real estate and real property taxes, assessments, special assessments, school taxes, town and/or county taxes, assessed upon, or with respect to the buildings and improvements known as 91 Heartland Blvd. and the land, and any rights or interests appurtenant to either, imposed by Federal, State or local governmental authority, or any other taxing authority having jurisdiction thereover. Real Estate Taxes shall also include all fees and expenses associated with the institution, prosecution, conduct and maintenance of any negotiations, protests, certiorari, settlements, actions or proceedings with respect to Real Estate Taxes or assessments, and any tax attributable to improvements of whatever kind and to whom belonging, situated or installed in or upon the premises, whether or not affixed to the realty. Landlord agrees that any attorney hired by Landlord for institution or prosecution of any tax protest, certioraris, actions, or proceedings shall be hired on a contingency basis. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, as an addition or supplemental to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax assessment, levy, imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

C.	For the purposes hereof, the period December 1, 2010 through November 30, 2011 shall be the Base Tax Year.

D.
Either party to this Lease shall promptly notify the other in writing of any change in the assessed value of the Premises of which the Landlord or Tenant is or becomes aware, in order to permit a timely contest of such change. Tenant shall have the right to initiate and prosecute, at its own cost and expense, including, but not limited to counsel fees, in Landlord’s name, proceedings to reduce assessments for Real Estate Taxes. Prior to initiating any such proceeding, Tenant shall give Landlord notice of its intention to initiate the same not less than (a) thirty (30) days prior to initiation or (b) such number of days (plus ten (10) days) as will permit the timely initiation of such a proceeding, whichever is less. Landlord shall have the right to initiate such proceedings in the event Tenant elects not to initiate the same or fails to timely notify Landlord. In the event either party elects to initiate any proceeding to reduce assessments of Real Estate Taxes and in the further event that either party receives any Real Estate Tax refund or refunds as a result thereof, provided Tenant is not in default under the terms of this Lease, such refund shall be payable to Tenant to the extent that such refund relates to increases in Real Estate Taxes theretofore paid by Tenant to Landlord, pursuant to paragraph 42. In the last two years of the term of the Lease, Tenant agrees that it will not stipulate or settle any proceeding initiated by it unless the terms of such stipulation or settlement are approved by Landlord, which approval by Landlord will not be unreasonably withheld or delayed.

	E.
Attached hereto is a copy of the 2010/2011 tax office tax bill for 91 Heartland Blvd. If this tax bill includes more land than the land as described in Exhibit “A” attached to this Lease and at such later date there is a separate tax bill for such land as not included on Exhibit “A”, Tenant shall not be responsible for taxes as set forth on the separate tax bill for such land.

43.	Insurance:

Throughout the term of this Lease and any extensions and renewals thereof, Tenant, at its own cost and expense, shall:

	A.
Provide and keep in force a commercial general policy of liability insurance in the name of and for the benefit of Tenant, Landlord and any designee(s) of Landlord against any liability for injury to person(s) and/or property and death of any person(s) occurring in, at, on, or about the Premises, or any appurtenances thereto. Each such policy is to be written by one or more responsible insurance companies satisfactory to Landlord, licensed and admitted to do business in the State of New York, with a Best’s rating of A, or greater, and a financial size category of X, or greater, and the limits of liability thereunder shall not be less than $1,000,000 combined single limit bodily injury, death and/or property damage per occurrence, and a $2,000,000 aggregate limit and a $4,000,000 umbrella liability policy, or a combined single limit of $5,000,000 per occurrence for bodily injury, death and/or property damage, and against claims arising from contractual obligations, and loss of rents. Policy will be endorsed to include Landlord and its assignees as additional insured.

	B.	(1)
Keep the building and all other buildings and improvements and all furnishings and equipment on, at, in or appurtenant to the Premises at the commencement of the term, and/or thereafter erected thereon or therein (including all alterations, rebuildings, replacements, changes, additions and improvements) insured in an amount equal to the full replacement cost thereof against loss or damage from all risk perils and insurable risks, including fire, casualty (including rental income coverage) and all available additional extended coverage, including damage by lightning, hail, explosion, windstorm, tornado, cyclone, riot, disorder or civil commotion, smoke damage, vandalism, malicious mischief (when obtainable and if not included in such extended coverage), and loss of rents. Such policy shall also include building ordinance coverage, including increased cost of construction and demolition cost.

	(2)	Provide and keep in force loss of rent coverage in amount not less than the annual base rental plus the annual estimated Real Estate Taxes and insurance premiums.

(3)
If a sprinkler system shall be located in the Building, provide and keep in force sprinkler leakage insurance. In addition, Tenant shall obtain, at its sole cost and expense, a sprinkler supervisory, maintenance and alarm service contract for the sprinkler system at the Premises.

	(4)	Provide and keep in force insurance coverage on all plate and other glass in the building.

	(5)	Provide and keep in force a boiler and machinery policy for all machinery at the Premises including loss of rents coverage as well as electrical arching breakdown and mechanical breakdown.

(6)
Provide and keep in force such other insurance covering such risks and in such amounts as may from time to time be reasonably required by Landlord or any mortgagee against any other insurable hazards as Landlord can show at the time are commonly insured against in cases of premises similarly situated in Suffolk County, New York, and/or such other insurance and in such amount and form as may from time to time be customarily required by the holder of any mortgage(s) to which this Lease is subject and/or subordinate.

	(7)	Tenant shall maintain insurance for the full replacement value of its own contents, inventory and trade fixtures.

C.
Each party hereby releases the other party (which term as used in this subdivision includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any insurance policy which the releasor carries with respect to the Premises or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies, aforesaid, will include such a provision, if obtainable. If the inclusion of such provision requires an additional premium, the party for whose benefit the provision is obtained shall, on demand, pay such extra premium to the party carrying the insurance.

D.
Unless otherwise requested by Landlord all insurance provided by Tenant under this paragraph 43, except Tenant’s contents and inventory insurance, shall be carried in favor of Landlord (including the officers, directors and stockholders of any corporation which is the Landlord and the partners and spouses of any partnership which is the Landlord) and the holder of any mortgage(s) affecting the Premises as additional named insured and loss payee, as their respective interests may appear. Such policies shall be in companies licensed and admitted to do business in the State of New York, as Landlord and/or any mortgagee shall approve, with a Best’s Rating of A or greater, and a financial size category of 10, or greater, and such policies shall provide that proceeds shall be payable to Landlord and, at Landlord’s request, any such mortgagee as their respective interests may appear. Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this paragraph 43 if the effect of such insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and any mortgagee as aforesaid are included as insured with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies to be delivered to Landlord, as hereinafter provided. Each policy of insurance to be carried by Tenant under this Lease shall be reasonably satisfactory to Landlord.

E.
With respect to any policies of insurance provided by Tenant under any provision of this paragraph 43, Tenant shall deliver to Landlord and/or any designee of Landlord, prior to occupancy of the Premises by Tenant, or at least twenty (20) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least twenty (20) days prior to the expiration of any such policy, either a duplicate original of such policy or a certificate of all polices procured by Tenant in compliance with its obligations hereunder together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days written notice to Landlord and/or designee of Landlord. At least twenty (20) days prior to the expiration of each policy, Tenant shall procure renewal insurance and within such period shall deliver to Landlord and/or any designee of Landlord the original renewal policy.

F.
Property Loss or Damage and Indemnity: Tenant shall forever indemnify and save Landlord harmless from and against (i) any and all liability, loss, damage, cost and expense, including counsel fees, arising from any injury to person or property of third persons occurring during the term of this Lease wholly or in part by reason of any act or omission of Tenant or of its employees, guests, invitees, agents, assigns or undertenants; and (ii) any other matter or thing arising or growing out of the occupation of the Premises by Tenant; and, at Landlord’s election, Tenant shall at its cost and expense defend any suit or proceeding instituted against Landlord by reason of any such injury or alleged injury to person or property or by reason of any other such matter or thing. Landlord shall not be liable for any loss or damage which may be sustained by Tenant or any other person from any act or omission on the part of the Landlord or of any other tenant or agent or employee of any tenant or of Landlord unless caused by the negligence or misconduct of Landlord, its agents or employees.

G.
Tenant shall pay all premiums and charges for all such policies, and if Tenant shall fail to make any such payment when due, or to carry any such policy, Landlord, at its option, may but shall not be obligated to, make such payment or carry such policy, and the amounts paid by Landlord, with interest thereon from the date of payment, shall become due and payable by Tenant as additional rent with the next succeeding installment of Base Rent. Payment by Landlord of any such premiums or the carrying by Landlord of any such policies shall not be deemed to waive or release the default of Tenant with respect thereto, or the right of Landlord to take such action as may be permissible hereunder as in the case of default in the payment of Base Rent.

H.
Tenant shall not violate or permit to be violated, any of the conditions or provisions of any such policy, and Tenant shall perform and satisfy the requirements of the companies writing such policies that at all times companies licensed by the State of New York satisfactory to Landlord or any mortgagee shall be willing to write and/or continue such insurance.

I.
Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of a loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any insurance monies.

J.
Tenant agrees that during the term of the Lease, or any extension thereof, the limits of the insurance required by this Section shall be increased if necessary to afford Landlord the same protection as provided to Landlord at the commencement of the term of this Lease provided the amount and/or type of coverage is commercially reasonable for industrial/office tenants in Nassau and Suffolk counties, New York. In no event shall the limits of insurance be reduced below what they were at the commencement of the term.

K.
Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

44.	Destruction:

A.
If during the term of this Lease, or any extension thereof, any portion of the Premises or any building, structure or improvement thereof, thereon or therein, or appurtenant thereto, is damaged or destroyed by fire or other casualty as a result of a peril insured against pursuant to this Lease, Tenant shall forthwith give notice thereof to Landlord and then Landlord shall thereafter commence promptly, after adjustments of insurance, and building weather permitting, at its own cost, to repair, replace and rebuild the Premises, but to the extent only of proceeds received by Landlord from insurance and to the extent only of Landlord’s work prior to occupancy of the Premises by Tenant. In no event shall Landlord be obligated to expend a greater sum for the restoration of the Premises than the sum Landlord received as insurance proceeds due to said damage or destruction. Notwithstanding anything to the contrary, Landlord will commence making repairs immediately following such damage or destruction provided that Tenant advances the necessary funds to Landlord to cover the cost hereof. If Tenant, after obtaining Landlord’s permission, makes the necessary repairs, Landlord will make reimbursement to Tenant of the actual cost thereof, not to exceed the insurance proceeds received by Landlord. Nothing in this paragraph shall require Landlord to restore, replace or repair any inventory, furniture, chattels, signs, contents, fixtures, including trade fixtures) or personal property of Tenant located, on, in, or about the Premises, or which serve the Premises or rebuild the Premises in the condition and state that existed before any such damage or destruction.

B.
Notwithstanding anything to the contrary contained in this Lease, in the event of any destruction of the building to the extent of more than forty (40%) percent of the cost of total replacement thereof, at a time when less than three (3) years remain in the term hereof, Landlord may elect to terminate this lease on thirty (30) days notice to Tenant, given at any time within sixty (60) days after such damage or destruction, and in such case all proceeds shall be paid and belong to Landlord and upon such termination neither party shall be thereafter under any obligation to the other for any liability under this Lease which shall thereafter accrue.

C.
Except to the extent Landlord receives rent insurance as hereinabove provided, neither the rent payable by Tenant nor any of Tenant’s other obligations under the other provisions of this Lease shall be affected by any damage to or destruction of the Premises, and Tenant expressly waives such additional rights as it might otherwise have under any law or statute by reason of damage or destruction of the Premises by fire or any other cause.

D.
Landlord agrees to diligently pursue the substantial completion of the repairs required herein within 180 days from the date of such fire, (subject to extension by delays caused by the acts or omissions of Tenant, labor troubles, force majuere, weather, or causes beyond Owner’s reasonable control). Only in the event Landlord is unable to substantially complete the repairs within 180 days from the date of the fire (subject to extension for the reasons enumerated above) so that the Tenant may re-occupy the Premises (whether or not Tenant does occupy the Premises), provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord, which notice shall contain a date upon which this Lease shall terminate, which date shall not be less than thirty (30) days from the date of Tenant’s notice. If on the date set forth in Tenant’s notice for the termination of this Lease by reason of Landlord’s failure to timely complete such repairs Landlord shall not have substantially completed such repairs, this Lease shall terminate on such date set forth in Tenant’s notice as if such date was the date originally set forth in this Lease for the expiration of the term thereof. If by the date set forth in Tenant’s notice Landlord has substantially completed such repairs, this Lease shall remain in full force and effect and Tenant’s notice shall be null and void. The right herein granted to Tenant shall be Tenant’s sole and exclusive remedy in the event of an event covered by paragraph 44 of this Lease and Tenant hereby expressly waives any other rights and remedies it may have against Landlord. All obligations which were to survive the expiration or termination of the term of this Lease shall survive the termination of this Lease in accordance with this paragraph.

45.	Additional Rent Payments:

Notwithstanding anything in this Lease, during each and every Lease Year, Tenant shall be responsible for payment to Landlord, as additional rent, at Landlord’s sole option at any time and from time to time, along with each monthly installment of Base Rent due hereunder, of an amount equal to one twelfth (1/12) of the Real Estate Taxes due under this Lease, on account of the Real Estate Taxes payment due to Landlord for the then current Lease Year. Tenant’s payments shall be based upon Landlord’s estimate of these payments for the premises for the current Lease Year. Such payments shall be due as additional rent. At the end of each Lease Year, Landlord shall determine the actual amount due from Tenant for Real Estate Taxes in accordance with the terms of this Lease for each Lease Year, and Tenant shall, within ten (10) days of being billed for the same (whether or not the same is billed after the expiration or sooner termination of the term of this Lease), pay to Landlord any amount actually due to Landlord, but not paid. For each Lease Year after the first Lease Year, Tenant’s estimated payment shall be based upon, but shall not be less than, the actual payments for the prior Lease Year, unless a higher amount is required by Landlord. It is understood that all payments due hereunder are deemed to be additional rent and Landlord shall be entitled to all remedies available in the event of nonpayment of Base Rent should Tenant fail to make payments as in this paragraph provided.

It is specifically understood that, in accordance with the provisions of this paragraph 45, Landlord has exercised its option to collect Real Estate Taxes on a monthly basis, along with each payment of monthly Base Rent. Tenant’s monthly payments for Real Estate Taxes shall continue until Tenant receives notice to the contrary from Landlord.

46.	No Broker:

Landlord and Tenant each warrant and represent to each other that there was no broker instrumental in consummating this Lease and that no conversations or negotiations were had with any broker concerning this Lease or the premises. Tenant acknowledges that Landlord is relying upon this representation by Tenant and Landlord would not have entered into this Lease without such representation. Each of Landlord and Tenant agree to indemnify and hold the other harmless against any commissions, costs, claims, judgments or other expenses, including reasonable attorney’s fees, for a brokerage commission arising out of any conversations or negotiations had with any broker by the indemnifying party. Any payments due to Landlord hereunder shall be due as additional rent. The warranties and representations contained in this paragraph shall survive the termination of this Lease.

47.	Holdover:

Notwithstanding anything to the contrary, in the event Tenant does not vacate the premises upon the expiration date of this Lease, or upon the expiration of any option, then and in that event or events, and only with the written permission of Landlord, Tenant shall remain as a month to month Tenant at a monthly rental which is the greater of two times the monthly rental paid in the last month of the term or the market rate for the premises at the expiration date of the Lease, payable as aforesaid,

48.	Signs:

Without Landlord’s prior written consent, Tenant shall not place or install any sign on the roof nor any exterior wall of the building (including without limitation, both the interior and exterior surfaces of windows and doors) nor on any part of the land except that Tenant may install and maintain, at its own cost and expense, including payments for permits and the sign, a single flat faced sign on the front of the building, subject to the approval of Landlord as to dimensions, content, material, location and design. In this regard, Tenant’s sign shall conform to the type of sign which shall be uniformly required by Landlord for all tenants in the buildings in the Heartland Business Center. In the event Tenant shall use its current sign on the building 60 Heartland Boulevard for the Premises, Landlord hereby consents to the same. Tenant agrees that the sign shall not be installed on the premises or the building until all governmental approvals and permits are first obtained, including payment for the same, and copies thereof delivered to Landlord together with evidence of payment for any fees pertaining to Tenant’s sign. Tenant shall procure appropriate Workmen’s Compensation and liability insurance policies covering the installation and maintenance of any signs, and all such policies or certificates of such policies shall be delivered to Landlord prior to the commencement of any work and shall provide that such policies shall not be canceled, except upon ten (10) days’ written notice to Landlord. In the event Landlord or Landlord’s representative shall deem it necessary to remove such sign or signs in order to make any repairs, alterations or improvements in and upon the premises, or the building, Landlord shall have the right to do so, provided the same be removed and replaced at Tenant’s expense, whenever the said repairs, alterations or improvements shall have been completed. At the expiration or sooner termination of this Lease, unless notified to the contrary by Landlord, Tenant shall, at its sole cost and expense, remove its sign from the building and repair, replace and restore the building and the premises to the condition existing prior to the placement of the sign.

49.	Repairs:

Notwithstanding anything to the contrary, Tenant shall, at all times, during the term of this Lease, and for so long as Tenant’s occupancy continues, and at its own cost and expense, make all repairs, replacements, restorations and renewals as needed including, without limitation by their inclusion, repainting, replacing of damaged floor, broken glass, walls and wall covering, keeping exterior windows and doors water tight, and keeping all overhead doors, mechanical apparatus, plumbing, lighting, electrical and other utility systems in good operating condition, to put, keep, replace and maintain the premises and all portions thereof and all equipment, appurtenances and improvements thereon and therein in thorough repair and good, safe, clean and substantial order and condition.

Tenant shall not, without Landlord’s prior written approval, which approval may be withheld for any reason notwithstanding anything to the contrary in paragraph 54, make any penetrations to, or add additional loads to, or place any machinery, item or thing on, the roof.

Landlord shall make structural repairs to the building not caused by the willful, grossly negligent or negligent acts of omission or commission of Tenant, its employees, agents, invitees, licensees, contractors and the like, which for the purpose of this Lease are defined as repairs to exterior walls, foundations, floors and window frames.

During the first year only of the term of this Lease Landlord shall make repairs to the roof not necessitated by the willful, grossly negligent or negligent acts of omission or commission of Tenant, its employees, agents, invitees, licensees, contractors and the like. Thereafter, during the remainder of the term of this Lease, and for so long as Tenant occupies the premises, Tenant shall at its sole cost and expense, be responsible for and shall make all roof repairs; (i) necessitated by the willful, grossly negligent and/or negligent acts of omission or commission of Tenant, its employees, officers, agents, invitees, licensees, servants, contractors, and the like; or (ii) the cost of which do not exceed $1,000.00 per Lease Year on a cumulative basis. In the event during the remainder of the term of this Lease a repair which is not necessitated by (i) above and the cost of which exceeds $1,000.00 per Lease Year on a cumulative basis, or, if added to previous repairs not necessitated by (i) above during such Lease Year will exceed $1,000.00 per Lease Year on a cumulative basis, Tenant shall be responsible for the first $1,000.00 of said repair per Lease Year on a cumulative basis, or the amount of the repair which, when added to the previous repairs during such Lease Year not caused by (i) above, up to $1,000.00 per Lease Year on a cumulative basis, and Landlord shall be responsible for the amount of the repair which exceeds $1,000.00 per Lease Year on a cumulative basis, or the repairs during such Lease Year which exceed $1,000.00 per Lease Year on a cumulative basis, provided Tenant forwards to Landlord a check in the amount of $1,000.00 per Lease Year on a cumulative basis, or a check in such amount that when added to the previous repairs during such Lease Year will equal $1,000.00 per Lease Year on a cumulative basis, along with a true, complete and correct estimate for the repair which evidences a roof repair the cost of which exceeds $1,000.00 per Lease Year on a cumulative basis, or the cost of which when added to paid bills forwarded for repairs during such Lease Year exceeds $1,000.00 per Lease Year on a cumulative basis, with a request to make a roof repair. Landlord shall then have the option of authorizing the repair to be done by Tenant’s contractor, or otherwise repairing the roof, in either instance at Landlord’s expense.

Landlord represents that the heating, ventilation and air conditioning system and all overhead doors, mechanical apparatus, plumbing, lighting, electrical and other utility systems at the premises shall be in good operating condition on the date Landlord’s Work (as hereinafter defined in paragraph 65 below) is substantially complete.

In addition to all of the foregoing Tenant repair, replacement and restoration obligations, Tenant has the full responsibility of maintaining, repairing, replacing and restoring the heating/air conditioning systems, Tenant shall purchase, at its expense, a full service maintenance contract acceptable in form and content to Landlord for the life of this Lease, which contract shall provide for replacement of all parts and the cost of labor and preventative maintenance to be done on at least a quarterly basis for the heating and air conditioning system. Tenant shall deliver a copy of said maintenance contract to Landlord within ten (10) days of occupancy of the premises. In the event Tenant fails to obtain said maintenance contract, Landlord may, but shall not be obligated to and without relieving Tenant of its obligation to do so, obtain said contract on behalf of Tenant. The total cost thereof shall be payable by Tenant with the next monthly installment of Base Rent and shall be payable as additional rent. Landlord shall be entitled to all remedies available in the event of nonpayment of Base Rent in the event Tenant fails to make the payments as in this paragraph provided.

Tenant shall keep the premises properly painted and decorated; Tenant shall paint all exterior trim and all exposed metal beams and girders as reasonably required.

Tenant shall use all reasonable precaution to prevent waste, damage or injury to the premises, or any part thereof. Tenant shall also, at its own cost and expense, put, keep, repair, restore, replace and maintain in thorough repair and good order and safe condition and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, any sidewalks, parking fields and curbs which are part of, in front of, and of or adjacent to the premises.

Tenant shall maintain as presented to Tenant all landscaped and planted areas including but not limited to lawns, trees, and shrubs, on the premises, and keep in good repair all parking and loading areas in use, clean and free of snow and ice, and the exterior of the premises neat and clean.

Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Tenant’s failure to comply with the foregoing and Tenant shall not call upon Landlord for any disbursement or outlay whatsoever in connection therewith and hereby expressly releases and discharges Landlord of and from any liability therefor.

Tenant’s responsibility to return the premises in accordance with Article “22” is supplemented to the extent that: (i) damage to the premises (including, but not limited to, walls, floors, ceilings) resulting from Tenant’s use shall not be considered ordinary wear and tear and Tenant shall be responsible for repair of such damage; and (ii) Tenant shall ascertain from Landlord at least thirty (30) days before the end of the term whether Landlord desires to have the premises or any part thereof restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire, then Tenant, at its own cost and expense, shall restore the same before the end of the term. Tenant shall, on or before the end of the term, remove from the premises all its property together with any alterations, additions and improvements, the removal of which is requested by Landlord, and any or all of such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. Notwithstanding the foregoing, Tenant shall not be required to restore any item for which Tenant has: (i) requested Landlord’s consent, (ii) at the time of Tenant’s request, Tenant has requested Landlord to notify Tenant as part of such consent whether Landlord desires Tenant to restore the Premises to the condition existing prior to such change, and (iii) Landlord has at the time of such request by Tenant not required as condition of such approval removal of such change (it being specifically understood and agreed that Landlord shall have the right as a condition of such approval to require Tenant to restore the same prior to the termination of this Lease.) Tenant shall not be obligated to remove any item of Landlord’s Work in accordance with paragraph 65 of this Lease. If the premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this section shall survive the expiration or sooner termination of the term.

50.	Utilities:

Tenant, at its sole cost and expense, shall provide its own heat, light, telephone, power, fuels, water and all other utilities and services required for the demised premises. Tenant shall pay promptly, as and when due, the utility companies directly for any and all costs in connection therewith and shall indemnify Landlord on account thereof. This indemnification shall survive the expiration or sooner termination of this Lease. Landlord shall not be liable for any failure of supply of any such services.

Landlord represents that the Premises are separately metered for gas and electricity.

51.	Use:

	A.	Add the following language to paragraph “2” of the Lease:

“...subject to, in accordance with and provided such use fully complies with all rules, regulations, laws, ordinances, statutes and requirements (including, but not limited to, zoning regulations governing and/or effecting the premises and the certificate of occupancy for the building, if any), of all governmental authorities and the Fire Insurance Rating Organization and the Board of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof, and the covenants and restrictions attached hereto, and for no other purpose.”

Tenant hereby acknowledges that prior to the execution of this Lease Landlord has delivered a copy of the certificate of occupancy for the Premises to Tenant.

B.
Tenant may not conduct any dangerous, hazardous, noxious or offensive use at the premises. Tenant shall first obtain all governmental permits and licenses as may be required for Tenant’s use and occupancy of the premises, and Tenant, at Tenant’s sole cost and expense, at all times shall promptly comply with all present and future laws, ordinances, orders, regulations and insurance company requirements affecting the premises and their cleanliness, safety, occupation and use. Tenant’s responsibility to comply shall include changes to the premises, including structural changes and repairs. Tenant shall not do or permit anything to be done in or about the premises, or bring or keep anything in the premises that will in any way increase the normal premium rates or cause suspension or termination of the fire or other insurance upon the building. Should Tenant’s occupation of the premises jeopardize the Owner’s insurance coverage, create additional risks or cause an increase in Landlord’s insurance premiums. Tenant shall be solely responsible for all costs associated therewith, including prompt payment, as additional rent with the with the next monthly installment of Base Rent due, of all increased premiums, including the premiums for contents insurance of any other occupants affected thereby. Tenant shall not perform any act or carry on any practice(s) that may injure the building or be a nuisance or menace to tenants of adjoining premises. Tenant shall not permit open storage on the premises detrimental to the appearance of the garden-type industrial development, and shall require loading and unloading, and parking of cars for employees, customers, and visitors, in connection with Tenant’s business, to be done in the designated areas on the premises and not on any street.

	C.	Within five (5) days of execution of this Lease, Tenant shall also execute and deliver to Landlord the following items:

(i)
a letter, on Tenant’s business stationery, for the Town of Islip Building Department, indicating the nature of Tenant’s business and the utilization of the demised premises in square foot terms (for example: how many square foot will be used for warehouse, plant and/or office purposes.) This letter should be addressed to Landlord.

(ii) a letter, on Tenant’s business stationery, for the Suffolk County Department of Health Services, responsive to the questions set forth on the specimen letter attached hereto as Exhibit “E”.

(iii) a completed application, on the form submitted by Landlord, for the Long Island Power Authority, for service to the demised premises.

If required, Landlord shall reasonably assist Tenant, without cost to Landlord, in the preparation of these items.

	D.	Tenant shall, at its sole cost and expense, install and maintain fire extinguishers and sand pails if recommended by the Board of Fire Underwriters.

52.	Attorney’s Fees:

In the event that Landlord institutes or is made a party to:

(a)
summary or other proceedings to recover possession of the premises (including if Tenant remains in the premises after the expiration date of the term of this Lease) and is Successful (as hereinafter defined); or

	(b)	a lawsuit to recover rent, additional rent or other payments due under the Lease and is Successful; or

(c)	a lawsuit to enforce or to recover damage for the breach of any of the terms of the Lease and is Successful; or

(d)	a lawsuit to determine the obligations of Landlord or Tenant under the Lease and is Successful; or

(e)	any arbitration or mediation and is Successful; or

(f)	any motion in connection with, or appearance by Landlord or its representatives at, any of (a)-(e); or

(g)	should Tenant desire to amend, modify or change the Lease, or desire to assign the Lease or sublease the premises or in any other situation where Landlord needs the services of an attorney;

it is specifically agreed that Landlord shall recover from, or be paid by Tenant, in addition to all items which Landlord may be entitled to recover in law or in equity, whether or not Landlord does recover such items, reasonable attorney’s fees, and the costs and’ disbursements of said proceeding or otherwise as set forth in (a)- (g) above. Said payments shall be due as additional rent, and Landlord’s petition and/or pleadings may make demand for payment of attorney’s fees as an amount currently due and owing to Landlord as of the date of the petition and/or pleadings, without the necessity of any prior or further demand therefor or invoice for the same.

For the purposes hereof, Landlord shall be Successful in the event at any time Landlord obtains a judgment, order or recovers, or Tenant agrees to or is ordered to pay, or comply with, the whole or any part of the relief demanded in Landlord’s petition, complaint, pleadings or other moving papers, or there is a settlement with Tenant, whether at, during or prior to any trial or hearing, by stipulation, order or otherwise, whereby Landlord obtains or recovers, or Tenant agrees to pay or comply with the whole or any part of the relief demanded in Landlord’s petition, complaint, pleading or other moving papers.

In the event Landlord shall recover possession of the premises in any summary proceeding, or otherwise, Tenant shall remain liable to Landlord under the Lease, and in addition to all other remedies available to Landlord at law, in equity or under this Lease, Landlord may seek damages for failure to pay rent and additional rent under the Lease, or for failure to abide by the terms and conditions of the Lease.

53.	Assignment and Subletting:

A.
Notwithstanding anything to the contrary in this Lease, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to this paragraph 53, neither Tenant, nor Tenant’s legal representatives or successors in interest by operation of law or otherwise (except as set forth in paragraph “C” of this paragraph 53) shall assign or otherwise transfer this Lease, mortgage, pledge or otherwise encumber this Lease, or any part of Tenant’s right, title or interest therein. With the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and subject to this paragraph 53, Tenant may sublet the premises or permit the premises to be used or occupied by others (subject to paragraph “B” and paragraph “C” of this paragraph 53), provided, however, at no time shall there be more than three (3) occupants (including Tenant) of the Premises at any time.

B.	(1)
In the event of a subletting pursuant to this paragraph 53, and the rental income under such sublease exceeds the rental payable by Tenant under this Lease (net after brokerage commissions, and reasonable costs actually incurred in connection with such subletting), one-half of such rent differential shall be for the account of Landlord, and Tenant covenants to pay Landlord its share of such differential, as additional rent, in equal monthly installments, together with the rental payable under this Lease. Landlord shall be entitled to pursue all remedies which may be available for nonpayment of Base Rent should Tenant fail to make payment as required by this paragraph. Notwithstanding anything contained herein, under no circumstances shall Tenant pay less than the rent payable by Tenant under paragraph 41 of this Lease.

(2)
Anything to the contrary notwithstanding in this Lease, should Tenant desire to assign this Lease or to sublet the premises, Tenant shall, prior to the effective date thereof (the “Effective Date”), deliver to Landlord a true summary of the relevant business terms of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, as applicable, which shall include the assignee’s or subtenant’s name, address, use, monetary and business terms of the proposed transaction, the effective date thereof and such other reasonable information as Landlord may request. Landlord shall then have ALL THE FOLLOWING RIGHTS, any of which Landlord may exercise by written notice to Tenant given within twenty (20) days after Landlord receives the foregoing documents:

		(a)	with respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the expiration or termination date of this Lease.

(b)
with respect to a proposed subletting of the entire premises, the right to terminate this Lease on the Effective Date as if it were the expiration or termination date of this Lease; with respect to a proposed subletting of less than the entire premises, the right to terminate this Lease as to the premises proposed to be sublet (and not as to any other part of the premises) on the Effective Date as if it were the expiration or termination date of this Lease;

(3)
If Landlord exercises any of its options under paragraph 53 (B) (2), Landlord may then Lease the premises, or any portion thereof, to Tenant’s proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant. If, after any such recapture by Landlord, Landlord actually enters into a valid and binding lease for the premises, or any portion thereof, with the Tenant’s proposed assignee or subtenant, as the case may be, and Tenant employed a licensed real estate broker to procure such proposed tenant. Landlord agrees to pay a commission to such procuring broker of the proposed transaction which initiated Landlord’s right to recapture (which commission shall paid be pursuant to a separate agreement between Landlord and such broker based upon Landlord’s standard commission rates and in accordance with the terms of Landlord’s standard commission agreement based upon the terms of the lease actually entered into between Landlord and such tenant). No broker is a third party beneficiary hereunder.

C.
Subparagraph “A” and “B” of this paragraph 53 to the contrary notwithstanding, Tenant shall have the right to assign this Lease or sublet the entire premises without Landlord’s consent provided that the assignee or sublessee is a corporation which is a wholly owned subsidiary of Tenant succeeding to the entire business carried on by Tenant, provided the following conditions are complied with:

(1)
The assignment or subletting must be, respectively, of all of Tenant’s leasehold interest and of the entire premises and in the case of assignment, shall also transfer to the assignee all of Tenant’s rights in and interest under this Lease including the security, if any, deposited hereunder.

(2)
At the time of such assignment or subletting this Lease must be in full force and effect without any breach or default thereunder on the part of Tenant continuing beyond the period provided for curing same.

(3)	The assignment or subletting must be solely for the same purposes and uses permitted by this Lease.

(4)
The assignee (or sublessee, if the sublease is for a term less than the then remaining term of this Lease) shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant’s obligations under the Lease, including any accrued obligations at the time of the assignment or subletting.

(5)
A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee together (if a corporation) with a certified copy of a properly executed corporate resolution authorizing such assumption agreement, shall be delivered to Landlord ten (10) days prior to the effective date of such assignment or subletting.

(6)
Such assignment and/or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant (and any assignee(s) and sublessee(s)) shall continue to be and remain liable thereunder.

(7)	Tenant shall reimburse Landlord for Landlord’s reasonable attorney’s fees for examination of and/or preparation of any documents in connection with such assignment.

(8)
Subject to the foregoing, Tenant may not effect a transaction the result of which is that this Lease becomes an asset of a person, firm or corporation having no bona fide and ongoing business relationship to Tenant.

D.	Deemed Assignment, Sublet. For the purpose of this paragraph 53:

(1)
the transfer of more than thirty (30%) percent of any class of capital stock of any corporate tenant or subtenant, or the transfer of more than thirty (30%) percent of the total interest in any other person which is a tenant or subtenant, however accomplished, whether by merger, consolidation, in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, provided, however, that the foregoing provisions of this subparagraph (1) shall not be applicable to any corporate tenant whose shares are publicly traded on a nationally recognized exchange;

(2)
any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant and/or the creation of one or more additional classes of capital stock of any corporate Tenant, whether by merger, or consolidation, in a single transaction or a related series of transactions, with the result that the beneficial and record ownership in and to such tenant shall no longer be identically held in the same proportion by the beneficial and record owners of the capital stock of such corporate Tenant as of the date Tenant executed this Lease shall be deemed an assignment, except for a transfer on or as a result of the death of a shareholder and further provided, however, that the foregoing provisions of this subparagraph (2) shall not be applicable to any corporate tenant whose shares are publicly traded on a nationally recognized exchange.

	(3)	an agreement by any other person, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment.

(4)
a transfer by operation of law, merger, consolidation or otherwise, of Tenant’s interest in this Lease shall be deemed an assignment; any person to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this paragraph; and

	(5)	each modification, amendment or extension or any sublease to which Landlord has previously consented shall be deemed a new sublease.

Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this paragraph. Upon request, Tenant shall deliver to Landlord a statement, certified true and correct, showing the names of all existing shareholders of record and their respective ownership interests as of that date.

E.
In the event Landlord shall not exercise its right of recapture as set forth in (B) above, in determining whether to grant consent to Tenant’s sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that lack of any one of the following factors, or any other reasonable factor, will be conclusively deemed reasonable grounds for denying Tenant’s request:

	(1)	financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant;

	(2)	business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

	(3)	use of the premises by the proposed subtenant/assignee must be substantially identical to the use permitted by this Lease;

	(4)	managerial and operational skills of the proposed subtenant/assignee must be the same as those of the existing Tenant;

	(5)	use of the premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

	(6)	use of the premises will not violate any other agreements affecting the premises, Landlord or other Tenants.

(7)
proposed subtenant/assignee must not presently be a tenant or occupant (or affiliate of either) of the building(s) of which the premises are a part, or of the Heartland Business Center if there is similar available space.

Landlord may withhold its consent hereunder should Tenant in any way attempt or intend to use this Lease as an asset, for the purpose of subletting the premises or assigning the Lease, as Landlord in its sole discretion may determine.

	F.	If Landlord does not deny Tenant’s request, such consent shall be given subject to and provided Tenant strictly complies with items (1) – (8) of subsection “C” of this paragraph 53.

G.
Notwithstanding anything to the contrary contained in this Lease, in the event of a proposed assignment of this Lease in connection with a bona fide sale of Tenant’s business, as a going concern, (whether accomplished by merger, consolidation, sale of assets or stock transfer) to a purchaser who intends to continue to operate the Tenant’s business at the Premises (and the purpose of the sale is not an attempt to transfer this Lease as an asset of the business), Landlord shall not have the rights set forth in paragraphs B (1) and B (2) above, and provided: (i) Tenant is not in default under any of the terms and conditions of this Lease; (ii) Tenant furnishes Landlord with bona fide financial statements of a certified public accountant for the two years immediately prior to the proposed assignment evidencing that the tangible net worth of the assignee, or a guarantor thereof, is at least equal to the tangible net worth of Tenant at the time of execution of this Lease or the time of the proposed transfer, whichever is greater; and (iii) Tenant furnishes Landlord with a fully executed original assignment of this Lease to, and assumption of this Lease by, the assignee, Landlord’s consent shall not otherwise be required in connection with the assignment contemplated by this subparagraph G.

54.	Consents:

Subject to paragraph 53 (E), wherever consents are required, such consents shall not be unreasonably withheld or delayed, provided, however, that in the event Landlord’s consent is not given Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby expressly waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld any consent; but Tenant’s sole and exclusive remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. Subject to the damages limitations set forth above in this paragraph, for the purposes of this paragraph 54 only, at Tenant’s election, Landlord and Tenant agree to the use of an expedited arbitration proceeding, consisting of a panel of three arbitrators each arbitrator with at least ten years experience in commercial real estate matters (one arbitrator chosen by each of Landlord and Tenant, and the third arbitrator to be chosen by the other two arbitrators) in Suffolk County, New York, in accordance with the rules of the American Arbitration Association applicable to commercial matters in the state of New York for the resolution of the issue of whether Tenant’s request for such consent was unreasonably withheld or delayed. The Successful (as defined in paragraph 52 of this Lease) party in such arbitration proceeding shall be entitled to collect its actual reasonable legal fees for such proceeding from the unsuccessful party.

55.	Financial Statements:

Upon request by Landlord, Tenant agrees that it will furnish to Landlord, and to prospective mortgagees of the property, such financial statements as such prospective mortgagee(s) may reasonably request. Tenant also agrees not to take any action which may impair Landlord’s ability to mortgage the building of which the premises form a part. If an institution furnishing or intending to furnish a mortgage on the premises shall require a change or changes in this Lease as a condition of such financing and if Tenant unreasonably refuses to agree thereto, the Landlord may terminate this Lease at any time, provided such changes shall not substantially alter the obligations of the parties each to the other or to impose on the Tenant any conditions more burdensome than as otherwise exists hereunder.

56.	Indemnification:

Tenant agrees to and hereby does indemnify and save Landlord and Landlord’s agents harmless from and against any and all suits, actions, damages, costs, judgments, expenses, claims, liabilities and demands, including attorney’s fees, (except to the extent such result from the negligence or misconduct of Landlord, its agents or employees) for, or in connection with, any accident, loss of life, injury or damage whatsoever caused to any person or property arising, directly or indirectly, from or out of any occurrence, the business conducted or the services provided in the premises or any part thereof, or occurring in, upon, at, on or about the premises, or any part thereof, or on the sidewalks adjoining the same, or in any parking area, loading area, or any common area of or surrounding the premises, or arising directly or indirectly, or occasioned wholly or in part by or from any act or omission of Tenant or any concessionaire or subtenant, or their respective licensees, servants, agents, employees or contractors, and from and against any and all damages, costs, expenses, judgments, and liabilities incurred in connection with any such claim or proceeding brought thereon, including reasonable attorney’s fees. This indemnification by Tenant shall also include any costs, expenses and damages which Landlord does or may incur in enforcing this indemnification. The indemnification provided for in this paragraph shall survive the termination of this Lease.

57.	Landlord’s Liability:

It is specifically understood and agreed that there shall be no personal liability on Landlord in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the demised premises for the satisfaction of Tenant’s remedies and Tenant shall have no right of lien, levy, execution or other enforcement proceedings against any other property or assets of Landlord or the principals thereof.

58.	Condemnation:

A.
If twenty-five (25%) percent or more of the building shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days written notice to the other given within sixty (60) days after the date of such taking.

B.
If any part of the building shall be so taken and this Lease shall not terminate or be terminated under the provisions of paragraph “A” hereof, then the annual Base Rent shall be equitably apportioned according to the floor space so taken and Landlord shall make all necessary repairs or alterations to the premises so as to constitute that portion of the building and other improvements on the premises not taken a complete architectural unit and/or as nearly similar in character as practicable to what they were before the taking.

C.
All compensation awarded or paid upon such a total or partial taking of the premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant; provided, however that no such claim shall diminish or otherwise adversely affect Landlord’s award(s) or the holder(s) of any and all mortgages affecting the premises. In no event shall Tenant make any claim for the value of the unexpired term of this Lease.

59.	Building Operation:

A.
Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the premises, or any part thereof, or for any loss or damage resulting to Tenant or its property from water, gas, steam, fire, or the bursting, stoppage or leaking of sewer pipes, provided that such loss or damage is not occasioned by the negligence of Landlord.

B.
Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, plumbing, vents and wires, in, to and through the building and/or the premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building or any other portion of the premises. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant’s use of the premises but shall not be considered a constructive eviction.

60.	Pollution Indemnification:

Tenant agrees that no part of the premises will be used in any way for, and Tenant shall not suffer, permit or allow the use of the premises or any part thereof, either directly or indirectly, for treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance (as hereinafter defined), petroleum products, pollutants or contaminants, and that Tenant shall not release, suffer or permit the release of any Hazardous Substance, petroleum products, pollutants or contaminants onto the premises or into the subsurface thereof or onto any property whatsoever, including without limitation, surface water and ground waters unless in compliance with all applicable law(s), permit(s), order(s), or other valid governmental approval(s), whether now in effect or hereafter enacted. Tenant shall not install, nor cause the installation of, any underground storage tank(s) at the premises. Furthermore, Tenant shall not cause or permit to occur any violation of any federal, state or local law, ordinance, regulation or order now or hereafter enacted, related to environmental conditions on, under or about the premises, or arising from Tenant’s use or occupancy of the premises, including, but not limited to, soil and ground water conditions. Tenant shall, at Tenant’s own expense, comply with all laws regulating the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance, petroleum products, pollutants or contaminants, Furthermore, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under all present and future laws. Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Substance, petroleum products, pollutants or contaminants, whether or not the release or discharge is in quantities that would require under law the reporting of such discharge or release to any governmental or regulatory agency. Tenant shall provide all information regarding the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting, processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance, petroleum products, pollutants or contaminants that is requested by Landlord. Tenant agrees to immediately provide Landlord with an exact copy of any notice, directive, request, demand or any other communication received by Tenant in connection with or relating to any matter or thing covered by paragraph 60.

The term Hazardous Substance means, without limitation, any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, combustible, radioactive material, urea formaldehyde foam insulation, asbestos, PCB’s, chemicals known to cause cancer or reproductive toxicity, or any manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated, penalized by any and all federal, state, local, county, or municipal statutes, laws, or orders now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act ( 49 U.S. C. §§ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), as these laws have been or may be amended or supplemented, and any substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

Failure of Tenant to abide by all of the foregoing obligations shall be a default under this Lease which, if not cured within five (5) days of Landlord’s notice, or sooner if an emergency, dangerous, or hazardous condition exists in, at, on, upon or about the premises, shall entitle Landlord to pursue all remedies available in law, at equity and/or under the Lease.

In addition, Tenant shall indemnify and save Landlord and its successors and assigns and their respective officers, directors, shareholders, partners, agents and employees and the premises and the building of which the premises are part, harmless against any and all claims, obligations, liabilities, violations, penalties, fines, suits, governmental orders, causes of actions, judgments, damages, costs and expenses, whether civil or criminal or both, of any and all kind or nature which result from or are in any way connected with a breach or default by Tenant of the foregoing agreement and/or which the Landlord may be subject in connection with any Hazardous Substance resulting from or in connection with the discharge, despoiler, release or escape of any Hazardous Substance, smoke, vapors, soot, fumes, acids, alkalis, toxic or hazardous chemicals, liquids or gases, volatile organics, waste materials or other irritants, contaminants or pollutants or otherwise at the premises, or caused by or resulting from the use and operation of the premises by Tenant, its successors and assigns and/or by reason of Tenant’s invitees, licensees, employees, officers, agents, servants, etc., in any case whether or not Tenant has complied with its obligations pursuant to this agreement. This indemnification and save harmless agreement shall also cover any and all liens for hazardous waste clean up expenses in favor of the United States, New York State, or any political subdivision thereof, including the County of Suffolk, Town of Islip, and any governmental department of any of the foregoing.

All payments due from Tenant hereunder shall be due and payable as additional rent within ten (10) days of presentation of a statement therefor by Landlord.

This indemnification shall include, but not be limited to, legal fees and other charges to which Landlord may be put, including cleanup costs, in defending against any action or proceeding in connection with the foregoing.

This indemnification and save harmless agreement shall survive the termination of this Lease.

Landlord represents to Tenant that to the best of Landlord’s knowledge: (i) the Premises have not been used for the production or storage of toxic or hazardous waste in excess of legal limits; and (ii) as of the date hereof, there is no toxic or hazardous waste at the Premises in excess of legal limits.

In the event Tenant shall conclusively establish that an environmental condition at the Premises existed prior to the date of Tenant’s occupancy of the Premises and is not attributable to the activities of Tenant, its employees, agents, guests, visitors, subtenant(s), licensee(s), concessionaire(s), contractors or subcontractors, then Landlord agrees that Tenant shall have no responsibility for such environmental condition Tenant shall establish at the Premises existed prior to the date of Tenant’s occupancy of the Premises and which is not attributable to the activities of Tenant, its employees, agents, guests, visitors, subtenant(s), licensee(s), concessionaire(s), contractors or subcontractors. It is specifically understood and agreed that the burden of proof to prove whether an environmental condition at the Premises existed prior to the date of Tenant’s occupancy of the Premises and is not attributable to the activities of Tenant, its employees, agents, guests, visitors, subtenant(s), licensee(s), concessionaire(s), contractors or subcontractors, is on the Tenant.

61.	Surface and Subsurface Sampling By Tenant:

Tenant shall have the right, within twenty (20) days from the date of this Lease, to conduct and complete surface and subsurface sampling of the soil at the premises, or otherwise conduct a “Phase I” environmental survey of the premises. Any such sampling and/or survey shall be at Tenant’s sole cost and expense. Said sampling and/or survey shall not be commenced by Tenant, or any of its officers, agents, servants, employees or contractors prior to written notice to Landlord, which notice shall set forth the extent of the proposed sampling and/or survey and by whom said sampling and/or survey shall be conducted and which notice shall also provide Landlord with evidence that public liability insurance as required by this Lease is in full force and effect, and that Workman’s Compensation, in statutory limits, is in full force and effect. Tenant agrees that promptly after the completion of said sampling and/or survey, the premises shall be returned to the condition that existed prior to the commencement of said sampling and/or survey. Tenant shall indemnify and hold Landlord harmless, in accordance with the indemnity provisions of this Lease, by reason of said sampling and/or survey or in connection with any damage or injury (including death) to persons or property which result from said sampling and/or survey.

Tenant hereby agrees to provide Landlord with a true and complete copy of the results of said sampling and/or survey. Tenant agrees not to disclose the results of such sampling and/or survey to any person or entity without Landlord’s prior written consent. In the event such sampling and/or survey by Tenant discloses any toxic or hazardous substances in excess of legal limits, Landlord shall have no obligation or responsibility to Tenant for any damages whatsoever by reason thereof, and provided the same was not caused by Tenant’s use or occupancy of the premises, Tenant shall have the right to notify Landlord of its desire to terminate this Lease by reason of the existence of such hazardous or toxic substances in excess of legal limits by written notice to Landlord received by not later than twenty (20) days from the date of this Lease, which notice shall include a copy of the report of the results of the sampling and/or survey and shall set forth a date not less than twenty (20) days from the date of Tenant’s notice by which Tenant desires to terminate this Lease.

Notwithstanding any such notice from Tenant, this Lease shall remain in full force and effect if, prior to the date set forth in Tenant’s termination notice, Landlord notifies Tenant of its desire to remediate the condition at the premises, commences the remediation within such twenty (20) days period and thereafter continues diligently to prosecute the completion of such work.

In the event Landlord desires to allow this Lease to terminate in response to Tenant’s twenty (20) days notice. Landlord shall so notify Tenant and, provided Tenant has paid Landlord all amounts due under this Lease to the date set forth in Tenant’s termination notice, and removed any items placed in, on or about the premises and returned the premises to Landlord in accordance with the provisions of the Lease, this Lease shall terminate on the date set forth in Tenant’s termination notice as if such date was the date originally set forth for the expiration of the term of this Lease and all obligations which were to survive the expiration or termination of the term of the Lease shall survive the termination of the Lease in accordance with this paragraph 61.

62.	Garbage Removal:

During the term of the Lease and for as long as Tenant’s occupancy of the premises continues, Tenant shall be fully responsible for, including payment for the same, removal of all garbage and rubbish from the premises and all garbage and rubbish generated by or from the premises.

63.	Jurisdiction and Law:

In any controversy involving Landlord and Tenant under this Lease, it is hereby agreed that the courts of the State of New York, in and for the County of Suffolk, be deemed the jurisdiction for purposes of any controversy involving the Lease herein and the laws of the State of New York shall govern. Tenant hereby acknowledges that it is authorized to do business in the State of New York and is subject to and hereby submits to the jurisdiction of the courts of the State of New York.

64.	Tenant’s Authority:

A.
Tenant warrants and represents that it is duly formed and in good standing, and has corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant represents that the execution of this Lease has been authorized by resolution of the Board of Directors of any proposed corporate Tenant hereunder, or if the proposed Tenant is a partnership, the execution of this Lease has been consented to in writing by the partners thereof. Prior to the execution of this Lease Tenant shall provide Landlord with a certified copy of the corporate resolution(s), partnership consent, or other proof in form acceptable to Landlord which shall authorize the execution of the Lease at the time of execution and also evidence the authority of the signatory to sign this Lease on behalf of and bind the Tenant.

B.	If Tenant hereunder is a partnership:

(1)
Tenant represents that it is a partnership comprised of the general partners whose names and residence addresses are set forth in Schedule 1 annexed hereto and made a part hereof. Tenant further represents that the foregoing general partners are all the partners of said partnership and there are no other partners at the present time. Tenant represents and agrees that such partners are and shall for all purposes be jointly, severally and collectively liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease.

(2)
Tenant covenants that it will promptly notify Landlord by certified mail of any change in, dissolution of, termination of, withdrawal from and/or admission of any new partner into, the partnership. Tenant and each of the existing partners thereof, further covenant that each newly admitted partner, by virtue of admission into the partnership, shall and will assume the liabilities and obligations of the partnership so that each newly admitted partner will become liable under this Lease as though he had executed the same originally, and Tenant further covenants that upon request of Landlord each present and newly admitted partner will execute an agreement, in form and substance reasonably satisfactory to counsel for Landlord, assuming joint, several and collective liability for keeping, observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease. Any present or future partner of Tenant who is no longer a partner of Tenant at the time of any default under this Lease shall, nevertheless, remain liable for the obligations of Tenant under this Lease, as if any such partner had been a partner of Tenant on the date of such default.

(3)
Each partner consents in advance to, and agrees to be bound by, any modifications of this Lease that may hereafter be made and by any notices, demands, requests or other communications that may hereafter be given by Tenant or by any of the partners comprising Tenant.

(4)
All bills, statements, notices, demands, requests or other communications given or rendered to Tenant or any of the partners comprising Tenant shall be deemed given or rendered to Tenant and to each of the partners comprising Tenant and shall be binding upon Tenant and each of such partners.

65.	Work:

As a one-time non-recurring obligation, Landlord, at Landlord’s sole cost and expense, agrees to do the work at the premises as set forth on Exhibit “B” to make the same ready for Tenant’s occupancy.

Landlord endeavors to substantially complete the aforesaid work within ninety (90) days of execution and delivery of this Lease.

Except as set forth in the preceding paragraph of this paragraph 65, Tenant acknowledges and agrees that Landlord has not offered to do, and shall not do or have any obligation to do, any work, repairs, alterations, decorations improvements, additions, changes, etc., at or to the premises to make the same ready for Tenant’s occupancy. Tenant further acknowledges that, prior into entering into this Lease, Tenant has had a full and fair opportunity to inspect the premises, or Tenant has expressly waived the right to do so. Tenant hereby accepts the premises in “as-is” condition.

66.	Certification by Tenant:

Tenant hereby acknowledges that, except as may otherwise be expressly set forth in this Lease, Landlord has made no representations, and is unwilling to make any representations, with regard to the premises, including the condition thereof. Tenant acknowledges it has been given a full and fair opportunity to inspect the premises or has waived the right to do so.

Except for items on a “punchlist” of uncompleted items which are Landlord’s obligation under the terms of this Lease to be delivered to Landlord within seven (7) days of Tenant’s occupancy of the Premises, Tenant’s occupancy of the Premises shall be deemed a certification to Landlord and the holder of any mortgage to which this Lease is, or shall thereafter be, subject and subordinate, that the premises have been delivered to Tenant in accordance with the terms of the Lease and that possession thereof has been fully and completely accepted by Tenant, in “as is” condition, who is then in possession of the same, and that the term of this Lease and the use of the premises and the date for payment of rent hereunder has commenced. Tenant shall confirm the term of this Lease, and that rental payments have commenced (or the date upon which they shall commence), and the other terms and conditions of this paragraph, in writing, within five (5) days of Landlord’s request. In the event Tenant fails to confirm the items required within said five (5) day period, Tenant shall be deemed to have certified these items in accordance with Landlord’s request.

67.	Exhibits:

	A.	Landlord and Tenant agree that all of the terms and conditions, restrictions and covenants contained in the following:

Exhibit “A” - Metes and bounds description
Exhibit “B” - Landlord’s work
Exhibit “C” - Covenants and Restrictions
Exhibit “D” - Covenants and Restrictions
Exhibit “E” - Department of Health Letter

are to be strictly adhered to and these Exhibits are to be attached hereto and made a part hereof.

B.
Said premises are leased subject to the same estates, interests, liens, charges, encumbrances, mortgages, matters and defects in Landlord’s title, if any, and all easements, declarations, agreements, rights of the way, utility easements, and covenants and restrictions of record, including Declaration of Property which is annexed hereto as Exhibit “C”, dated December 29, 1983, and Exhibit “D”, dated September 1, 1985

68.	Tenant’s Additional Agreement.

A.         Affirmative Obligations: Tenant agrees, at its own cost and expense, to;

             (1) Keep Premises Clean: keep the premises (including without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition;

             (2) Keep Premises Attractive: maintain the premises and Tenant’s personal property therein as an attractive area in accordance with the general character of the premises;

             (3) Comply With Laws: promptly comply with all present and future laws, ordinances, rules, directions and regulations of governmental or quasi-governmental authorities (including zoning laws and building codes) and Insurance Underwriters and insurance companies writing policies for the premises, and any other organization exercising similar functions, affecting the premises, whether same require changes or alterations to the Premises of a structural or nonstructural, foreseen or unforeseen, exterior or interior, or ordinary or extraordinary, nature or otherwise; Landlord represents to Tenant that the Premises shall be delivered to Tenant on the Commencement Date in compliance with all applicable laws;

          (4) Labor Regulations: take no action which would violate Landlord’s union contracts, if any, affecting the premises;

          (5) Garbage: handle and dispose of all rubbish, garbage and waste from Tenant’s operations in accordance with all rules and regulations established by Landlord and not permit the accumulation (unless in concealed metal containers), or burning, or any rubbish or garbage in, on or about any part of the premises.

          (6) Outside Areas: maintain and keep in a clean and presentable manner all lawns, shrubbery and plant areas including weeding and cutting of lawns at least once a week between April 15 and November 15 in each year of the term.

B.      Negative Obligations: Tenant agrees that it shall not at any time without first obtaining Landlord’s consent:

          (1) Not Change Exterior Architecture: change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the building or any part thereof;

          (2) Not Use Sidewalks: use, or permit to be used, the sidewalk adjacent to, or any other space outside the building for display, sale or any other similar undertaking;

          (3) No Loud Speakers: use or permit to be used, any advertising medium and/or loud speaker, and/or sound amplifier, and/or radio or television broadcast which may be heard outside the building;

          (4) Not Misuse Plumbing Facilities: use the plumbing facilities for any purpose other than for which they were constructed, or (dispose of any garbage or other foreign substance therein, whether through the utilization of so-called “disposal” or similar units, or otherwise;

          (5) No Liens: subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreement, security interests or encumbrances;

          (6) Not Damage the Premises: perform any act or carry on any practice which may damage, mar or deface the premises;

          (7) Not Exceed Floor Loads: place a load on any floor of the building exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight;

          (8) Not Exceed Electrical Load: install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as reasonably determined by Landlord in light of the overall system and requirements thereof, or which does not bear underwriters’ approval;

          (9) Not Permit Odors, Etc.: suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the building and/or premises;

          (10) Not Cause Injury, Etc.: use or occupy the building or do or permit anything to be done thereon in any manner which will cause structural injury to the same, or which would constitute a public or private nuisance or which will violate any present or future laws, rules, regulations, ordinances, directions or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state, county, local or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental, public or quasi-public authorities, including insurance companies writing policies for the Premises, now existing or hereafter created, having jurisdiction in the premises.

69.
Supplementing Article 7 of the printed form of this Lease, Landlord agrees to obtain from any mortgagee of the premises an agreement providing, in substance, that so long as Tenant is not in default under this Lease, the mortgagee will not terminate this Lease or disturb the possession or occupancy of Tenant thereunder in any action brought to foreclose such mortgage, provided that upon such foreclosure, Tenant shall agree to attorn to and recognize said mortgagee as Tenant’s landlord hereunder and shall execute and deliver an agreement, in form and content satisfactory to the mortgagee, confirming such attornment. Tenant agrees to pay Landlord all expenses incurred by Landlord in connection with Landlord’s compliance with this paragraph, (or such lender directly) including, without limitation, reasonable legal fees of mortgagee’s attorneys, processing costs, and any other administrative expenses billed to Landlord or Landlord’s agent. Such expenses shall constitute additional rent and shall be due upon Landlord’s demand.

70.
Tenant shall deposit with Landlord the sum of one hundred thousand and 00/100 ($100,000.00) dollars, as follows: (i) upon execution of this Lease seventy-four thousand six hundred eighty-seven and 00/100 ($74,687.00) dollars and (ii) twenty-five thousand three hundred thirteen and 00/100 ($25,313.00) Dollars representing the transfer to Landlord of the security deposit being held by Heartland Rental Properties Inc., under that certain lease, dated September 15, 2004, by and between Heartland Rental Properties Inc., as landlord, and CPI Aerostructures Inc., as tenant, for premises known as 60 Heartland Boulevard, Edgewood, New York (the “60 Heartland Boulevard Lease”), provided, however, if by reason of the application by the landlord under the 60 Heartland Boulevard Lease of all or any part of the security deposited thereunder the amount transferred to Landlord under this Lease for 91 Heartland Boulevard is less than $25,313.00, Tenant shall, within five days of demand therefor from Landlord, deposit with Landlord such amount so that the total amount of security held by Landlord under this Lease shall be $100,000.00.

71.	Miscellaneous:

A.
The parties to this Indenture of Lease further agree that the printed form of Lease refers to a loft within the State of New York and that accordingly whenever in the Lease reference is made to any laws, rules or regulations of the State of New York, such reference shall be deemed to also include and be laws, rules and regulations of the governmental agencies having jurisdiction over the demised premises.

	B.	Neither this Lease, nor any memorandum thereof, shall be recorded by Tenant or any person or entity claiming under or through Tenant.

	C.	Deleted.

	D.	In case of any conflict or inconsistency between any of the provisions of this Rider, and the provisions of the within Lease, the provisions of this Rider shall prevail and control.

E.
All costs, charges and expenses which Tenant assumes, agrees or is obligated to pay pursuant to this Lease shall be deemed additional rent, and in the event of nonpayment, Landlord shall have all of the rights and remedies with respect thereto as is herein provided for in the case of nonpayment of Base Rent.

F.
If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

G.
Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

H.
Paragraph 17 (1) of the pre-printed lease form is amended by adding the following thereto after the word “Tenant” in the eighth line thereof: “or if Tenant shall be in default with respect to that certain lease, dated September 15, 2004, between Heartland Rental Properties, Inc., as Landlord, and CPI Aerostructures, Inc., as Tenant, for premises known as 60 Heartland Boulevard, Edgewood, New York.

          IN WITNESS WHEREOF, Landlord/Owner and Tenant have respectively signed this Lease as of the day and year first above written.

LANDLORD/OWNER: HEARTLAND BOYS II L.P.

By:	Heartland G.P., Inc.
By:
Gerald Wolkoff, President

TENANT:	CPI AEROSTRUCTURES INC.
By:
91heartblvcpi671lexec.lse	Vincent Palazzolo, Chief Financial Officer and Secretary

SCHEDULE “A”

DESCRIPTION OF PROPERTY IN BRENTWOOD, TOWN OF ISLIP, SUFFOLK COUNTY, NEW YORK

          BEGINNING at a point on the easterly side of Heartland Blvd. Said point or place of beginning being 745.52 feet northerly along the easterly side of Heartland Boulevard from the northerly end of a radius curve which connects the easterly side of Heartland Boulevard with the northerly side of Long Island Avenue.

          RUNNING THENCE northerly along the easterly side of Heartland Boulevard from said point or place of beginning N. 0 degrees 33’ 15” W., a distance of 810 feet to a point.

          RUNNING THENCE easterly N. 89 degrees 26’ 45” E., 635.00 feet to the westerly side of Sagtikos State Parkway (State of New York).

          RUNNING THENCE southerly along the westerly side of Sagtikos State Parkway (State of New York) S.0 degrees 33’ 15” E., a distance of 810.00 feet to a point.

          RUNNING THENCE westerly S.89 degrees 26’ 45” W., a distance of 635.00 feet to the easterly side of Heartland Boulevard and said point of place of beginning.

richy21.lse

TAX OFFICE BILL FOR TAX YEAR: 2010/2011

Item #: 322271	Tax Map #:	500/134–3–2

TOWN OF ISLIP IDA
Mr. DAN OREAR
Alan Ritchey, Inc.
807N I35
Valley View TX 76272

Tax Code: 517           Homestead: No           Assessed: 1318.400           Taxable: 1318.400

TAX DISTRICTS

Dist. Code	Dist. Name	Taxable	Rate	Amount

SC012	BRENTWOOD SCHOOL DIST.	1318.400	161.190	212512.90
LC012	BRENTWOOD LIBRARY DIST.	1318.400	11.820	15583.49
CG01	COUNTY GENERAL FUND	1318.400	1.960	2584.06
CP01	COUNTY POLICE	1318.400	24.570	32393.09
MT01	NYS MANDATED MTA GENE	1318.400	0.060	79.10
MT02	NYS MANDATED MTA POLI	1318.400	0.060	79.10
CC01	NYS REAL PROP TAX LAW	1318.400	4.710	6209.66
A001	GENERAL TOWN	1318.400	7.760	10230.78
B001	TOWN EXCLUDING VILLAG	1318.400	0.610	804.22
D001	COMBINED HIGHWAY	1318.400	4.140	5458.18
FI04	BRENTWOOD FIRE DISTRI	1318.400	8.950	11799.68
SL30	STREET LIGHTING DISTR	1318.400	1.340	1766.66
SA44	BRENTWOOD AMBULANCE	1318.400	2.570	3388.29
SW71	BRENTWOOD WATER DIST	1318.400		0.00

			Total Taxes:	302,889.21

Tax Rate per Thousand: 229.740, not including garbage district

1st Half: 151,444.61          2nd Half: 151,444.60          Total:          302,889.21

EXHIBIT “B”

ENLARGED TENANT OFFICE LEASE PLAN

BUILDING IS 100% EQUIPPED WITH AN AUTOMATIC FIRE SPRINKLER SYSTEM

SCALE: N.T.S.

ARCHITECTS & ENGINEERS
GRAMMAS CONSULTANTS
208 ROUTE 109, SUITE 206, FARMINGDALE, NY 11735
TEL.: 631-393-6800 FAX: 631-393-6808
E-MAIL: NCDC @ AOL.COM

REVISIONS		
NO.	DATE	REMARKS

REVISIONS		
NO.	DATE	REMARKS

PROPOSED INTERIOR RENOVATION FOR:

CPI AERO

LOCATED AT:
HEARTLAND BUSINESS CENTER
45 HEARTLAND BLVD.
EDGEWOOD, NEW YORK 11717

DATE: 8-22-11
SCALE: AS NOTED
DRAWN:
JOB NO. 831

ENLARGED OFFICE LEASE FLOOR PLAN

A-1.1

EXHIBIT “C”

December 29, 1983

DECLARATION OF COVENANTS AND RESTRICTIONS

          THIS DECLARATION made this 29th day of December 1983, by HEARTLAND BUSINESS CENTER, a general partnership having its principal place of business at 150 Oser Avenue, Hauppauge, New York, hereinafter referred to as the “Declarant”.

WITNESSETH:

          WHEREAS, Declarant is the owner in fee simple of approximately 300 acres of real property located in the Town of Islip, Suffolk County, New York, as more fully described in Schedule “A”, annexed hereto, and recorded in the Suffolk County Clerk’s office at Liber 9277, page 410, on November 30, 1982, and

          WHEREAS, the said real property lies within the Town of Islip zoning classification designated Industrial l, and

          WHEREAS, the Town Board of the Town of Islip has duly adopted a resolution placing the proposed roads enabling the development of the premises on the official map of the Town of Islip, and

          WHEREAS, application has been made to the SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES (SCDHS) for their approval in accordance with applicable standards, and

          WHEREAS, the SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES has approved said subdivision map provided, however, that this Declaration be recorded as against the said real property in the Suffolk County Clerk’s Office and the Declarations contained herein be fully complied with.

          NOW, THEREFORE, Declarant warrants, declares, and represents that the above-described property and the further subdivision thereof, is held subject to the following covenants and restrictions.

          1. Declarant, its successors and/or assigns acknowledge that the real property subject to these Declarations and Covenants is located within a designated “deep recharge area” of a sole source acquifer, and that such areas are particularly environmentally sensitive due to a potential for long-term contamination of ground water. Declarant, its successors, and/or assigns further acknowledge that the SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES is particularly concerned with potential adverse environmental effects by industrial discharges within such deep recharge areas.

          2. An Environmental Assessment Form (EAF) will be prepared for each site plan, building permit application, and change of use pertaining to the above-described property and submitted to the designated agency. If the proposed project is determined to be outside the scope of the Generic Environmental Impact Statement on file for the above-described property or portions thereof, then further environmental review may be required by the designated agency pursuant to Environmental Conservation Law, §§8-0101, et. seq.

          3. Declarant further recognizes and acknowledges the applicability of the Suffolk County Sanitary Code, rules, regulations, and standards promulgated thereunder to the actions of the Declarant, its successors and/or assigns in the development of said property or portions thereof.

          4. Notwithstanding the applicability of the above cited laws and regulations, Declarant, for itself, its successors and assigns, further agrees to the following procedures with respect to future development, use and occupancy of the real property, or portions thereof, described above:

a. The Declarant, its successors and/or assigns, shall provide written notification to the SCDHS, its successor agency, or other designated agency of the following:

(i) Any proposed action within the subject premises which under the then applicable provisions of the building code of the Town of Islip will require application for and the issuance of a building permit;

(ii) Any change in tenancy, occupancy, or industrial process of any portion of the said premises; provided, however, that this notification requirement shall not apply to changes in tenancy or occupancy of space used or occupied exclusively for offices;

b. There shall be no discharge of toxic or hazardous materials, industrial wastes containing toxic or hazardous materials to groundwaters to the surface of the ground or beneath the surface of the ground, whether by floor drains or otherwise. Floor drains are to be self-contained to holding tanks.

          5. No toxic or hazardous materials as defined in the Suffolk County Sanitary Code Article 12, Section 1203, Items N and O shall be stored or handled on any premises and no permits shall be applied for under Article 12, Section 1206 and 1207 of the Suffolk County Sanitary Code, except as follows:

a. facilities that comply with Section 1208, or its successor, of the Suffolk County Sanitary Code shall be permitted and

b. facilities that require storage of toxic or hazardous materials in excess of amounts permitted in Section 1208 and where said toxic or hazardous materials are to be used only in the manufacturing process and are not to be resold, may make an application for a permit under Article 12 of the Suffolk County Sanitary Code provided that such storage, use and/or handling of toxic or hazardous materials will not have an adverse effect on groundwater or air quality and that the SCDHS or other designated agency may reasonably determine that such storage, use or handling will not have a potential adverse effect upon the groundwater or air quality.

          6. The building area of each lot shall not exceed 35% of such lot’s area without the provision of a sewage treatment plant for the lot or unless the building on such lot is connected to a sewage treatment district facility; provided, however, that no such connection or sewage treatment plant shall be required if the discharge of sanitary sewage does not exceed 600 gallons per day per acre of lot area or unless the property shall subsequently become subject to mandatory requirements for sewage system connection by reason of its inclusion in a sewage district.

          7. In response to the concerns of SCDHS, Declarant, its successors and assigns, agree that upon written notification by SCDHS to the respective tenant or occupant, said tenant or occupant shall, at its own cost and expense, install a monitoring well or wells, both upgradient and down-gradient in the groundwater flow where, in such notification, the SCDHS specifies the facts and circumstances under which it has reason to believe that the groundwater under said premises is or will be threatened by a source of pollution from the said premises. Declarant, its successors and assigns shall install said monitoring well or wells in conformance with any reasonable requirements of the Suffolk County Department of Health Services at its own cost and expense.

Well specification shall be as follows:

(a)	Minimum of 4” well casing.

(b)	Screen to be 10’ below groundwater level and 5’ above groundwater level for a total of 15’.

(c)	Wells shall be capped, vandalproof and accessible to SCDHS.

          This covenant is made subject to the agreement of SCDHS that it will not require the installation of more than 4 such monitoring wells per parcel without a showing that:

(a)	There is reasonable concern for possible industrial discharges in violation of the terms of these covenants or other applicable laws.

(b)
Such installation is required by virtue of extension of existing structures, additional structures or modification of existing structures, extensions to sewage disposal systems or storm water drainage systems.

          8. Landscaped areas on the subject premises are to be covered using grass, shrub or tree species that have low nitrogen requirements and that are disease and insect resistant. Native plants are to be used where appropriate.

          9. All tenants and occupants on the subject premises shall, during normal working hours, provide access to the subject premises to authorized and appropriate State, County and Town inspectors, subject to any governmental security regulations.

          10. All notifications required to be given hereunder to the Suffolk County Department of Health Services shall be in writing and addressed to the Commissioner of Health Services and mailed or delivered to the Department of Health Services, 225 Rabro Drive East, Hauppauge, New York 11788, or to such other designated person or agency as may be required.

          11. The owner, tenant, occupant or lessee hereby consent, on behalf of themselves, their successors and/or assigns to permit the Town of Islip and the Suffolk County Department of Health Services to enter upon the above-described property and clean up any spills of illegal, toxic or hazardous discharges and to assume the reasonable cost of such clean up which cost shall be entered as a judgment upon notice against the owner, occupant, tenant or lessee responsible for such spill or spills. This paragraph shall not apply to spills of toxic or hazardous materials which are not caused by or the fault of the owner, tenant, occupant or lessee, or any of their agents and/or employees.

          12. The Declarant, its successors and/or assigns shall set forth these covenants, agreements and declarations in any and all leases to occupants, tenants and/or lessees of the above-described property and shall, by their terms, subject same to the covenants and restrictions contained herein. Failure of the Declarant, its successors, and/or assigns to so condition the leases shall not invalidate their automatic subjugation to the covenants and restrictions.

          13. All of the covenants and restrictions contained herein shall be construed to be in addition to and not in derogation or limitation upon any provisions of local, state, and federal laws, ordinances, and/or regulations in effect at the time of execution of this agreement, or at the time such laws, ordinances, and/or regulations may thereafter be revised, amended, or promulgated.

          14. The declarations set forth in the whereas clauses contained herein shall be deemed and construed to be promises, covenants, and restrictions as if fully repeated and set forth herein.

          15. This contract is made subject to the provisions of all laws required by law or by their provisions to be incorporated herein and they are deemed to be incorporated herein and made a part hereof, as though fully set forth.

          16. If any section, subsection, paragraph, clause, phrase or provision of these covenants and restrictions shall, by a Court of competent jurisdiction, be adjudged illegal, unlawful, invalid, or held to be unconstitutional, the same shall not affect the validity of these covenants and restrictions as a whole, or any other part or provision hereof other than the part so adjudged to be illegal, unlawful, invalid, or unconstitutional.

          17. Local Law #32–1980 – The Declarant represents and warrants that he has not offered or given any gratuity to any official, employee, or agent of Suffolk County, New York State, or of any political party, with the purpose or intent of securing favorable treatment with respect to the awarding or amending of an agreement, or the making of any determinations with respect to the performance of an agreement, and that such person has read and is familiar with the provisions of Local Law #32-1980, annexed hereto.

          18. Any violation of these restrictions and covenants shall cause the violator, in addition to any fines, penalties and/or forfeitures prescribed by law, to pay for any and all reasonable legal fees and expenses incurred by the County of Suffolk and the Town of Islip in enforcing the Covenants and Restrictions contained herein.

All that certain plot, piece or parcel of land, situate, lying and being in the Town of Islip, County of Suffolk and State of New York.

Beginning at a point on the proposed new northerly side of Long Island Avenue (Brentwood Avenue), at the southwest corner of the herein-described premises where the same is intersected by the easterly side of land to be conveyed to the Town of Islip, said point or place of beginning being the following two courses and distances from a Railroad Monument on the northerly side of Long Island Railroad where it is interesected by the Babylon, Islip Township Line:

(1)     Northerly along the Babylon, Islip Township line, North 0 degrees 25 minutes 53 seconds East, a distance of 104.89 feet to the proposed new northerly side of Long Island Avenue (Brentwood Road);

(2)     Easterly along the proposed new northerly side of Long Island Avenue (Brentwood Road) North 72 degrees 52 minutes 01 seconds East, a distance of 52.45 feet to the true point or place of beginning;

Running thence from said true point or place of beginning along land to be conveyed to the Town of Islip, the following three courses and distances:

SCHEDULE “A”

(1)     North 0 degrees 25 minutes 53 seconds East, a distance of 2115.81 feet;

(2)     North 89 degrees 26 minutes 45 seconds East, a distance of 1295.90 feet;

(3)     North 0 degrees 33 minutes 15 seconds West, a distance of 3357.00 feet to land of Pilgrim State Hospital (State of New York);

running thence easterly along the land of Pilgrim State Hospital (State of New York) North 89 degrees 30 minutes 08 seconds East, a distance of 2240.00 feet to the westerly side of Sagtikos State Parkway (State of New York);

running thence southerly along the westerly side of Sagtikos State Parkway (State of New York) South 0 degrees 35 minutes 15 seconds East, a distance of 4364.33 feet to land now or formerly of Town of Islip;

thence along said last mentioned land the following two courses and distances:

(1)     North 89 degrees 32 minutes 43 seconds West, a distance of 173.13 feet;

(2)     North 17 degrees 07 minutes 32 seconds West, 106.74 feet;

thence South 72 degrees 52 minutes 28 seconds West, 240.81 feet;

thence South 17 degrees 07 minutes 32 seconds East, 200 feet to the new northerly side of Long Island Avenue (Brentwood Road);

running thence westerly along the proposed new northerly side of Long Island Avenue (Brentwood Road) (land to be conveyed to the Town of Islip) the following two courses and distances:

(1)     South 72 degrees 52 minutes 28 seconds West, a distance of 1874.44 feet;

(2)     South 72 degrees 52 minutes 01 seconds West, a distance of 1459.05 feet to said point or place of BEGINNING.

[ILLEGIBLE]
Intro. [ILLEGIBLE] No. 2124-80	Laid on Table 11/25/80
Introduced by the Presiding Officer, Legislators O’Reil, Petrizzo, Grant, Rosso, Helpin Devine, Blass, Foley and Prospect at request of the County [ILLEGIBLE]

RESOLUTION NO.1118- 1980 [ILLEGIBLE] LOCAL LAW NO. 32 YEAR 1980, A LOCAL LAW CONCERNING THE OFFERING, GIVING OR RECEIVING OF A GRATUITY TO OR BY AN OFFICIAL OF A POLITICAL PARTY.

          WHEREAS, there was duly presented and introduced to this County Legislature at a regular meeting held on December 9, 1980, a proposed local law entitled “A LOCAL LAW CONCERNING THE OFFERING, GIVING OR RECEIVING Of A GRATUITY TO OR BY AN OFFICIAL OF A POLITICAL PARTY,” and said local law in final form is the same as when presented and introduced; now, therefore, be it

          RESOLVED, that said local law be enacted in form as follows:

          LOCAL LAW NO. 32 YEAR 1980, SUFFOLK COUNTY, NEW YORK

          LOCAL LAW CONCERNING THE OFFERING, GIVING OR RECEIVING OF A GRATUITY TO OR BY AN OFFICIAL OF A POLITICAL PARTY.

          BE IT ENACTED BY THE COUNTY LEGISLATURE OF THE COUNTY OF SUFFOLK AS FOLLOWS:

          Section 1.     Definitions.

          (a)     As used herein, the word “agreement” means any written or oral contract, or any implied contract, including, but not limited to, a contract for the sale of goods or services; a construction contract or a lease or contract relating to real or personal property. The term “agreement” shall also include any transaction whereby a person agrees to sell goods or services or both to the County pursuant to a successful bid.

          (b)     As used herein, the word “gratuity” means any money, benefit, entertainment, gift, or any other consideration whatsoever.

          (c)     As used herein, the phrase “official of a political party” shall mean a party officer as defined by Section 1-104(5) of the Election law.

          (d)     As used herein, the word “person” means any individual, partnership, firm, corporation, or other legal entity, as well as their employees, agents or representatives.

          (e)     As used herein, the phrase “political party” shall mean a party as defined by Section 1-104(3) of the Election Law.

          Section 2.     Prohibitions.

          (a)     It shall be a crime for any person to offer or give any gratuity to an official of any political party, with the purpose or intent of securing or obtaining an agreement with the County of Suffolk, securing favorable treatment with respect to the awarding or amending of such agreement, or the making of any determination with respect to the performance of an agreement.

          (b)     It shall be a crime for an official of a political party to solicit, receive or accept a gratuity in connection with securing or obtaining an agreement with the County of Suffoll, securing favorable treatment with respect to the awarding or amending of such agreement, or the making of a determination with respect to the performance of such agreement.

          Section 3.     Mandatory Contract Clause. In all agreements with the County of Suffolk, made after the effective date of this Law, there shall be a written representation by the person entering the agreement with the County [ILLEGIBLE] not offered or given any gratuity to any official, employee or agent of [ILLEGIBLE] County, New York State, or of any political party, with the purpose or [ILLEGIBLE] securing an agreement or securing [ILLEGIBLE] treatment with respect to the awarding or amending of an agreement, or the [ILLEGIBLE] of any [ILLEGIBLE] respect to the performance of an agreement, and [ILLEGIBLE] such person has [ILLEGIBLE]. [ILLEGIBLE] with the provisions of this Local Law.

          section 4.     Penalties.

          (a)     Criminal. A violation of Section 2 of this [ILLEGIBLE] fine of not more than one [ILLEGIBLE] or [ILLEGIBLE] such fine and [ILLEGIBLE].

          (b)     Civil Remedies. A violation of Section 2 or 3 of this Local Law shall, give the County the option, among other civil remedies, of either terminating the agreement or deducting the value of the gratuity from any amount due or to become due from the County thereunder.

          Section 5.     Exceptions. This Local Law shall not apply to contributions to political parties, committees or candidates as defined by Section 14-1 [ILLEGIBLE] of the Election Law, Such contributions shall be excluded from and shall not be in violation of this Local Law.

          Section 6.     Separability. If any part of this Local Law shall be declared unconstitutional by any Court, such declaration shall not affect the constitutionality of any other part.

          Section 7.     This Law shall take effect immediately.

DATED:     December 9, 1980

APPROVED BY:

County Executive of Suffolk County after a public hearing duly held

Date of Approval: 12. 23. 80. Filed with the Secretary of State January 5, 1981.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, in counterparts, any one of which may be considered an original, as of the day and year hereinabove first written.

HEARTLAND BUSINESS CENTER

By:

TOWN OF ISLIP

By:

APPROVED [ILLEGIBLE] DAVID J. GILMARTIN, ESQ. SUFFOLK COUNTY ATTORNEY		SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES

By:		By:
KEITH E. KAMMERER ASST. COUNTY ATTORNEY

STATE OF NEW YORK	)
) ss. :
COUNTY OF SUFFOLK	)

On the 29th day of December, 1983, before me personally came GERALD WOLKOFF, to me known, who being by me duly sworn did depose and say that he resides at [ILLEGIBLE] that he is the [ILLEGIBLE] of HEARTLAND BUSINESS CENTER, doing business in the State of New York, the partnership described in and which executed the foregoing instrument, and that he signed and executed his name to the foregoing instrument pursuant to the authority vested in him.

Notary Public: State of New York

STATE OF NEW YORK	)
) ss. :
COUNTY OF SUFFOLK	)

On the 29 day of December, 1983, before me personally came Herbert W. Davids, to me known, who being by me duly sworn did depose and say that he resides at Riverhead, N.Y., that he is a Director of the SUFFOLK COUNTY DEPARTMENT OF HEALTH SERVICES, the division of County government herein described which together with the County executed the foregoing instrument and that he executed and signed his name to the foregoing instrument as Commissioner of said department and on behalf of the County pursuant to the authority vested in him.

[ILLEGIBLE]
Notary Public: State of New York

STATE OF NEW YORK	)
) ss. :
COUNTY OF SUFFOLK	)

On the 29 day of December, 1983, before me personally came WILLIAM R. BENNETT, to me known, who being by me duly sworn did depose and say that he resides at [ILLEGIBLE], that he is an Attorney for the TOWN OF ISLIP, which executed the foregoing instrument, and that he executed and signed his name to the foregoing instrument pursuant to the authority vested in him.

Notary Public: State of New York

DOLORES SPANO
NOTARY PUBLIC, State of New York No. 52-4624569. Suffolk County Term Expires March 30, 1984

EXHIBIT “D”

DECLARATION OF COVENANTS AND RESTRICTIONS

          DECLARATION made this 1st day of September 1985 by EXECUTIVE LAND CORP., a corporation with offices at 150 Oser Avenue, Hauppauge, New York 11788, hereinafter referred to as “DECLARANT”.

W I T N E S S E T H :

          WHEREAS, DECLARANT is the owner of a certain tract of land, situate, lying and being at Brentwood, Town of Islip, County of Suffolk, State of New York, more fully described on Schedule “A” attached hereto and made a part hereof, hereinafter referred to as “THE PROPERTY”, and

          WHEREAS, it is the intention of DECLARANT that the aforesaid land shall be developed as a planned industrial community in accordance with the permitted uses of the Industrial I District of the Town of Islip.

          NOW, THEREFORE, DECLARANT hereby declares that the aforesaid land is held and shall be leased and conveyed by it subject to the following covenants, restrictions and conditions:

          FIRST: BUILDINGS, STRUCTURES AND IMPROVEMENTS. No building, structure, addition or other improvements shall be made to any portion of THE PROPERTY until the design, type of construction, exterior materials, (which shall include brick and/or split rib block on all four sides), plans and specifications therefor have received written approval of DECLARANT, which approval shall not be unreasonably withheld or delayed so long as the improvements to be constructed on the site are compatible with and maintain a continuity of design with the other buildings and improvements constructed or to be constructed on THE PROPERTY in the sole and exclusive judgment of the DECLARANT but consistent with this DECLARATION OF COVENANTS.

Prior to the commencement of making any improvements upon any portion of THE PROPERTY, there shall be delivered to DECLARANT the following for DECLARANT’S written approval:

          A. A Site Plan for the entire site owned or leased by the person or entity desiring to make the improvements; no building site shall be less than one acre in size;

          B. A Landscaping and Lighting Plan for the entire site owned or leased by the person or entity desiring to make the improvements;

          C. Working drawings and specifications for any improvement to be constructed on the site.

The Site Plan shall be presented at a minimum scale of one inch equals thirty feet and Plans and Specifications shall be presented at a minimum scale of one-sixteenth of an inch equals one foot and shall include the following:

          A. Location, size (total square feet) set-back dimensions and floor plans for all buildings including storage areas and anticipated future expansion at full development.

          B. Driveways and curb-cuts with arrows indicating vehicle traffic patterns into and out of the site and to and from all loading berths and parking stalls.

          C. Lay-out of vehicular parking areas with stalls separately designated for employee cars, visitors’ cars, company trucks, delivery trucks and other vehicles (parking areas for both initial and full development shall be indicated).

          D. Indication of paved areas with extent and type of paving. Loading and unloading from sides of building is not permitted.

          E. Drainage Plan showing all drainage on the site for initial and future development.

          F. Landscape Plan showing all landscape to be installed on the site. The grass surface on the front of the building lot shall specifically exclude any seeding but shall include sodding; shrubs and trees. A minimum of ten percent of the site shall be left in its natural state, preferably in the rear of the site.

          G. Location and identification of utilities which will serve the building(s) on the site for initial and full development, including gas, electricity, telephone, water, sanitary facilities, fire sprinkler facilities, solar and any other utilities.

          H. Building elevations and/or perspectives of the proposed buildings, additions or other structures showing type of construction, materials and colors.

          I. Location of special appurtenances including transformers, gas pumps, scales, solar panels, loading docks and storage tanks (both above and below ground).

          J. Should any industry desire to discharge any waste other than human sanitary waste, it must first obtain the required permit from the governmental agencies having jurisdiction thereof in order to comply with their requirements.

           SECOND: No owner or tenant of any portion of THE PROPERTY shall:

          A. Change any of the improvements shown on the Site Plan, Landscaping Plan, Lighting Plan, Drainage Plan, or other Plans submitted to and approved by the DECLARANT without the prior written consent of the DECLARANT in each instance, which consent will not be unreasonably withheld or delayed.

          B. Use or permit to be used the walks or parking area adjacent to or any other space outside of the building(s) for display, sale, or any other similar undertaking.

          C. Use or permit to be used any advertising medium and/or loudspeakers or other sound amplifying systems which may be heard outside of the building(s) on the site.

          D. Suffer or allow or permit any offensive or obnoxious vibrations, noise, odor or other undesirable effect to emanate from the building(s) on the site.

          THIRD: No portion of THE PROPERTY shall be used for any of the following activities or uses:

          A. Restaurant or any on-premises food or liquor business or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever.

          B. Bank or banking institution; hotel, motel or inn.

          C. Trucking or moving van business and its related storage and warehousing.

          D. Any retail use or establishment or “shopping center”.

           E. Nursery or other school.

          F. Auto wrecking.

          G. Paint or allied product manufacturing.

          H. Any use which shall emanate noxious odors or dust, fumes or smoke or which would attract or harbor vermin or rodents or which would otherwise be detrimental or irritating to the public health and/or safety.

          I. Any use which would interfere with drainage to the extent of being injurious to the land or any adjacent land or any buildings or bodies of water or water supply system.

Notwithstanding the foregoing, however, DECLARANT shall not be bound by the provisions of Sub-sections “A” through “E” or parts thereof of this paragraph “THIRD” and DECLARANT shall be permitted to use portions of THE PROPERTY or allow them to be used for the activities and uses set forth in said Sub-sections at the sole discretion of DECLARANT.

          FOURTH: DECLARANT shall have the right at all reasonable times to enter upon the site for the purposes of inspecting the work in progress and completed work to establish the conformity thereof to the approved plans. Any disparity, as determined by DECLARANT, between the improvements, as constructed, and the plans shall be corrected by the owner or tenant at his sole cost and expense as expeditiously as possible.

           FIFTH: MAINTENANCE.

          A. All occupants shall keep and maintain the exterior of the structure which they own or lease (including without limitation exterior and interior portions of all windows, doors or other glass) in a neat and clean condition and shall handle and dispose of all rubbish, garbage and waste in accordance with reasonable regulations established by DECLARANT or its successors in interest. No occupant shall permit the accumulation (unless in concealed metal containers) or burning of any rubbish or garbage in, on, or about any part of its site. In the event there is no occupant the foregoing shall be the responsiblity of the owner.

          B. Each occupant shall properly keep in a neat and presentable manner all lawns, shrubbery, planting areas and its vacant land and shall cut lawns at least once a week between April 15th and November 15th in each year. No weeds, underbrush or other unsightly growth shall be permitted to grow or remain anywhere on a site. No unsightly objects shall be allowed to be placed or suffered to remain anywhere on a site. Each site shall have installed an automatic water sprinkler system for lawn, shrubbery, flower and plant areas, such sprinkler system shall be maintained in good working order. In the event there is no occupant the foregoing shall be the responsibility of the owner.

          C. Each occupant shall maintain the exterior security lighting system on the building and/or lawn of the premises and shall see to it that the building(s) and premises are properly lighted from dusk to dawn each day. In the event there is no occupant the foregoing shall be the responsibility of the owner.

          D. The exteriors of all buildings and all driveways, parking areas, and walks shall be kept and maintained in good order, condition and repair by the occupant, including but not limited to, repainting of painted surfaces at least once every four years.

          E. In the event any occupant (or if there is no occupant, the owner) fails to comply with these requirements (A through D), DECLARANT may do so and charge the occupant or owner thereof for the expense thereof, plus a service charge equal to twenty-five percent of such expense, which shall be payable upon demand. If not paid, within five days, DECLARANT may take all legal steps necessary, including lien against building, and occupant and owner shall reimburse DECLARANT for all legal fees.

          SIXTH: SET-BACK OF BUILDING.

          No building or other structure or any part thereof shall be erected or maintained within fifty feet of the front property line. No parking area may be installed or maintained in said fifty foot set-back area except for visitor or executive parking of not more than eight cars but such parking shall not be established in front of the building on the site and may only be maintained within said fifty foot area to either side of the building and may not be located within forty feet of the front property line. On each site there shall be maintained facilities for parking, loading and unloading sufficient to serve the business conducted thereon without using adjacent streets therefor. Front loading and unloading is strictly prohibited.

           SEVENTH: SIGHS.

          A. No owner, tenant or occupant shall, without DECLARANT’S prior consent, place or install any sign on the roof nor on any exterior wall of the building (including, without limitation, both the interior and exterior surfaces of windows and doors) nor on any part of THE PROPERTY except that there may be installed and maintained a single, flat faced identification sign on the front of the building, and which shall not project above the bottom of the parapet wall of the building, subject to the approval of DECLARANT as to dimensions, content material, location and design, which approval shall not be unreasonably withheld. No sign shall be installed on the building until all approvals and permits are first obtained, at the cost and expense of the party desiring to install the same, and copies thereof delivered to DECLARANT together with evidence of payment for any fees pertaining to such sign. Signs may be illuminated by flood lights or indirect neon writing behind the lettering.

          B. As used in this section “SEVENTH”, the word “sign” shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent. Such type signs as “Help Wanted”, “For Sale”, “To Let” or any advertising signs are specifically excluded from being displayed on any part of the demised premises or its adjacent land on a temporary or permanent basis.

           EIGHTH: GATEHOUSE.

          DECLARANT expects to erect a Gatehouse at the entrance of THE PROPERTY on Executive Drive. In the event DECLARAN shall erect such Gatehouse, all costs of maintaining the same and the cost of guards shall be borne proportionately by the occupants of each site within THE PROPERTY. The proportionate share of each occupant shall be a fraction, the numerator of which shall be the total square foot area of their site and the denominator of which shall be 6,534,000 square feet (150 acres). In the event there shall be no occupant the owner of the site shall pay the proportionate share allocated, to the site.

           NINTH: WAIVER OF MINOR VIOLATIONS.

          DECLARANT shall have the right to waive minor violations of any restrictions, covenants and conditions herein imposed which waiver shall, under no circumstances, prevent the strict enforcement of any future violations.

           TENTH: MODIFICATIONS.

          Any of the restrictions, covenants or conditions herein contained may be annulled, waived, changed or modified by DECLARANT as to any property owned by it and as to any other property, sold or leased by DECLARANT, with the consent of the then owner thereof.

           ELEVENTH: RIGHT TO ENFORCE.

          The provisions herein contained shall be enforceable by DECLARANT or the owner or owners of any portions of THE PROPERTY and the failure by DECLARANT or any such owner to enforce any of the restrictions, covenants or conditions contained herein shall in no event be deemed a waiver of the right to do so thereafter.

           TWELFTH: ENFORCEMENT.

          If any owner, tenant or occupant shall fail to comply with its obligations hereunder within five days after receipt of a notice from DECLARANT or any other owner entitled to enforce this Declaration, stating the obligation not complied with (providing, however, that if the obligation cannot be complied with within such five day period but compliance has been commenced and is being diligently pursued, the said five day period shall be extended for such period of time reasonably necessary to effectuate compliance), DECLARANT or such owner entitled to enforce this Declaration, may cure such non-compliance and may come upon the site with men and materials as may be reasonably required for effectuating such compliance and the occupant shall pay to DECLARANT, or such other owner, the reasonable cost of such compliance within five days of demand therefor from DECLARANT. If there shall be no occupant the owner of THE PROPERTY against whom compliance is sought shall pay such reasonable cost of DECLARANT. The remedy set forth above shall not be exclusive and the parties seeking to enforce this Declaration shall have all rights at law or in equity to do so. In the event DECLARANT or any other owner having the right to enforce this Declaration shall bring any action at law or in equity for enforcement, and if such enforcement is granted, the party against whom such enforcement is sought shall pay all legal fees, court costs and other expenses of the party seeking to enforce this Declaration, and if not paid same shall become a lien against THE PROPERTY.

           THIRTEENTH: ASSIGNMENTS.

          Any or all rights or powers of the DECLARANT contained herein may be assigned to any corporation or association which may hereinafter be organized to assume the duties of DECLARANT hereunder pertaining to the particular rights and powers assigned, and upon such corporation or association evidencing its consent, in writing, to accept such assignment and assume such duties, it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by DECLARANT hereunder and in such event DECLARANT shall have no further liability therefore.

           FOURTEENTH: REAL ESTATE TAX REVIEWS.

          The owners, tenants and occupants of all or any portion of THE PROPERTY agree to join and co-operate with the DECLARANT, its successors and assigns, and each other, their respective successors and assigns as a party to any contest, appeal or review of any real estate tax and/or assessment as may from time to time be requested by DECLARANT, its successors and assigns. Notwithstanding anything contained in this paragraph, an owner of a portion of THE PROPERTY may cause an appeal or a review to be instituted of any real estate tax and/or assessment of said owner’s property in its sole discretion, without any obligation to seek agreement or co-operation from DECLARANT, its successors and assigns, or any other owner or tenant.

           FIFTEENTH: NOTICES.

          All notices to owners, tenants or occupants shall be sent by registered or certified mail, return receipt requested, to the address set forth above. Any notice shall be deemed delivered when deposited in the United States General or Branch Post Office addressed to EXECUTIVE LAND CORP., 150 Oser Avenue, Hauppauge, New York 11788. All notices to owners, tenants or occupants shall be sent by registered or certified mail, return receipt requested, and shall be deemed delivered when deposited in the United States General or Branch Post Office addressed to such party at the site and to the address set forth for such owner, tenant or occupant in the Deed or Lease prior to such owner or tenant commencing doing business at the site. Any party shall have the right from time to time to change its address and/or designee for the receipt of notice hereunder by written notice to the other in the manner described above.

           SIXTEENTH: SEPRABILITY.

          In the event that any of the restrictions, covenants or conditions contained herein shall in any way be invalidated the same shall not affect any of the other restrictions, covenants or conditions contained herein, which shall remain in full force and effect.

           SEVENTEENTH: DURATION.

          Each of the restrictions, covenants and conditions contained herein shall run with the land and shall continue until December 31, 2050.

          IN WITNESS WHEREOF, DECLARANT has caused these presents to be duly executed the day and year first above written.

EXECUTIVE LAND CORP.

By:
GERALD WOLKOFF, Pres.

STATE OF NEW YORK	)
) SS.:
COUNTY OF SUFFOLK	)

On the 1st day of June, 1984, before me personally appeared GERALD WOLKOFF, to me known, and known to me to be a Partner in the corporation known as EXECUTIVE LAND CORP., and known to me to be the person described in and who executed the foregoing instrument in the said Partnership firm name, and he duly acknowledged to me that he executed the foregoing instrument for and on behalf of said Partnership firm.

Notary Public

AL A. SAVLICK
NOTARY PUBLIC, State of New York No 30-3462810 Nassau County Commission Expires March 30, 1985

DESCRIPTION OF PROPERTY IN BRENTWOOD, TOWN OF ISLIP, SUFFOLK COUNTY, NEW YORK

          BEGINNING at a point on the northerly side of Long Island Railroad. Said point or place of beginning being 1254.08 feet easterly as measured along the northerly side of Long Island Railroad from a railroad monument on the northerly side of the Long Island Railroad where it is intersected by the Babylon, Islip Township Line.

          RUNNING THENCE northerly from said point or place of beginning along the westerly side of proposed Executive Drive, the following two (2) courses and distances:
          1. N.17°07’59”W., a distance of 560.00 feet to a point.
          2. Northerly and northwesterly along the arc of a curve bearing to the left, having a radius of 40.00 feet and a length of 62.83 feet to the southerly side of the Long Island Avenue (relocated).

          RUNNING THENCE westerly along the southerly side of Long Island Avenue (relocated) S.72°52’01”W., a distance of 971.71 feet to a point.

          RUNNING THENCE northerly from said point or place of beginning N.0°25’53”E., a distance of 2105.31 feet to a point.

          RUNNING THENCE easterly N.89°26’45”E., a distance of 1287.06 feet to a point.

          RUNNING THENCE northerly N.0°33’15”W., a distance of 2845.12 feet to the land of Pilgrim State Hospital (State of New York).

          RUNNING THENCE easterly along the land of Pilgrim State Hospital (State of New York) N.89°30’08”E., a distance of 2240.00 feet to a point.

SCHEDULE “A”

          RUNNING THENCE southerly along the westerly side of Sagtikos State Parkway (State of New York) S.0°33’15”E., a distance of 4364.33 feet to a point.

          RUNNING THENCE westerly N.89°32’43”W., a distance of 173.13 feet to a point,

          RUNNING THENCE northerly N.17°07’32”W., a distance of 106.74 feet to a point.

          RUNNING THENCE westerly S.72°52’28”W., a distance of 240.81 feet to a point.

          RUNNING THENCE southerly S.17°07’32”E., a distance of 200.00 feet to a point.

          RUNNING THENCE easterly N.72°52’28”E., a distance of 393.66 feet to the westerly side of Sagtikos State Parkway (State of New York).

          RUNNING THENCE southerly along the westerly side of Sagtikos State Parkway (State of New York) S.0°33’15”E., a distance of 104.33 feet to the northerly side of Long Island Railraod.

          RUNNING THENCE westerly along the northerly side of Long Island Railroad, the following two (2) courses and distances:

          1. S. 72°52’28”W., a distance of 2238.33 feet to a point.

          2. S.72°52’01”W., a distance of 289.08 feet to said point or place of beginning.

          Total are = 308.7788 ac’s.
          Area of Long Island Avenue = 8.5323 ac’s.
          Total Net Area = 300.2465 ac’s.

KHB/gf
6/30/84 – J –2038

Exhibit “E”

1 Executive Drive
Edgewood, N.Y. 11717
(516)242-6300

Gentlemen,

We are required by the Suffolk County Department of Health to have each of our tenants respond to the following questions. Please prepare a letter on your company letterhead addressing each of the items. We will supply the information requested on Item 10.

1.
A general, but detailed, description of the nature of the business including the products manufactured, raw materials used, manufacturing processes employed and, in particular, a description of any wet processes required.

2.	A description of any plans for expansion or a change in the foreseeable future.

3.
A complete listing of all chemicals of any type to be used both at the present and in the future, giving quantities to be stored at any time and rates of consumption. This includes both solid and liquid materials.

4.	A description of how each chemical is used.

5.	A description of each type of waste produced, how it is to be managed and the quantities expected.

6.	A description of any treatment proposed for handling waste materials.

7.	A description of any storage facilities proposed for containing toxic or hazardous materials.

8.	A statement that there will be no discharges from the facility that could contain toxic or hazardous materials (in areas where prohibited).

9.
A statement that there will be no floor drains anywhere in the building, or if floor drains are needed, then a complete justification for the need for a floor drain system and plans for a proper closed drainage system and holding tank.

10.	A set of floor plans for the facility.

11.	A statement signed by a responsible corporate officer (president or vice president) attesting to the truth and completeness contained in the report.

With regard to item 11, please include the following language in your letter:

I certify that information included in this letter and all attachments have been reviewed and that, based on my inquiry of those persons immediately responsible for obtaining the information contained in this letter, I believe that the information is true, accurate and complete. I understand that false statements made herein are punishable as a class a misdemeanor pursuant to Section 210.45 of the penal law.

Should you have any question, please don’t hesitate to give me a call.

Sincerely,

Gary A. Nilsen
Controller